                          SECURITIES EXCHANGE AND COMMISSION

                               WASHINGTON, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported):  June 30, 1997



                                  ZITEL CORPORATION
                (Exact name of registrant as specified in its charter)


                                      CALIFORNIA
                    (State or other jurisdiction of incorporation)


              0-12194                                 94-2566313
         (Commission File No.)              (IRS Employer Identification No.)


                                47211 BAYSIDE PARKWAY,
                           FREMONT, CALIFORNIA 94538-6517
                (Address of principal executive offices and zip code)



          Registrant's telephone number, including area code: (510) 440-9600

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On June 30, 1997, Zitel Corporation ("Zitel" or the "Company") acquired the businesses of three companies.

    (a) DATAMETRICS SYSTEMS CORPORATION. A wholly-owned subsidiary of the Company acquired the assets and certain liabilities of Datametrics Systems Corporation ("Datametrics") for cash consideration of approximately $9,200,000. There were no material relationships between Datametrics and its affiliates, on the one hand, and the Company and its affiliates, on the other hand. The purchase price and terms of the purchase were determined by arm's-length negotiation between the parties. The purchase price was paid out of the Company's working capital.

    Datametrics, headquartered in Fairfax, Virginia, is engaged in the development, marketing and sales of single-system and multi-system measurement and modeling software used to optimize performance in client server environments. The Company plans to continue the operations of Datametrics. The assets of Datametrics were used in the described business and the Company plans to continue such use.

    (b) PALMER & WEBB SYSTEMS LIMITED AND PALMER & WEBB SYSTEMS B.V. Two different wholly-owned subsidiaries of the Company acquired (i) the assets and certain liabilities of Palmer & Webb Systems Limited (and a related company, Moebius Business Training Limited) (collectively, "Limited") for cash consideration of $800,000 and (ii) the outstanding stock of Palmer & Webb Systems B.V. ("B.V.") for cash consideration of $1,000,000 and 61,401 shares of the Company's common stock ("Common Stock"). There were no material relationships between Limited and B.V. and their affiliates, on the one hand, and the Company and its affiliates, on the other hand. The purchase prices and terms of the purchases were determined by arm's-length negotiations between the parties. The cash portions of the purchase prices were paid out of the Company's working capital. Limited, headquartered in England, is engaged in the distribution of Datametrics software in the United Kingdom. B.V., headquartered in the Netherlands, markets Datametrics software in the Netherlands and provides contract facilities maintenance in the Netherlands for the users of the mainframe computer systems of a leading computer company. The assets of Limited and B.V. were used in the described businesses and the Company intends to continue such use.

    The Company plans to combine the operations of the three acquired companies with its existing performance and modeling software business in a division that will operate under the Datametrics name. In conjunction with the acquisitions, the Company expects to sustain a one-time, non-recurring, after-tax charge to earnings for the write-off of acquired in-process research and development of approximately $4.8 million, or $.31 per share, for the quarter ended June 30, 1997.

                                          2.

ITEM 5.  OTHER EVENTS - RISK FACTORS

RECENT LEVELS OF NET SALES; DEPENDENCE ON ROYALTY REVENUE

    In recent years the Company has not generated net sales sufficient to produce an operating profit and has relied on a stream of royalty payments under an agreement with IBM to support its activities. These royalties amounted to $15,421,000 in fiscal 1995 and $14,473,000 in fiscal 1996. In late 1996 IBM introduced a new version of the royalty bearing device with substantially greater capacity and royalty revenue declined to $2,318,000 in the first quarter of fiscal 1997 and $1,196,000 in the quarter ended March 31, 1997. The Company believes that IBM is transitioning to a device which does not require royalty payments to the Company, and that as a result royalty revenue will continue to decline. The Company has sustained operating losses and net losses in the quarters ended December 31, 1996 and March 31, 1997. In the most recent quarter the Company realized a negative net margin on net sales. The Company must generate substantial additional net sales of its hardware products in order to restore gross margins on those products, must generate profitable revenue from its recently acquired software businesses and must generate revenue from its new systems solutions division in order to remain a viable operating entity. There is no assurance that the Company can achieve those objectives.

FLUCTUATIONS IN QUARTERLY RESULTS

    The Company's quarterly operating results have in the past varied and may in the future vary significantly depending on a number of factors, including: the level of competition, the size, timing, cancellation or rescheduling of significant orders; product configuration and mix; market acceptance of new products and product enhancements; new product announcements or introductions by the Company's competitors; deferrals of customer orders in anticipation of new products or product enhancements; changes in pricing by the Company or its competitors; the impact of price protection measures and return privileges granted by the Company to its distributors and value added resellers (VARs); the ability of the Company to develop, introduce and market new products and product enhancements on a timely basis; hardware component costs and availability, particularly with respect to hardware components obtained from sole source suppliers; hardware supply constraints; the Company's success in expanding its sales and marketing programs; technological changes in the market for the Company's products, product mix and the mix of sales among the Company's sales channels; levels of expenditures on research and development; changes in the Company's strategy; personnel changes; general economic trends and other factors.

    Sales for any quarter are not predictable with any significant degree of certainty. The Company generally operates with limited order backlog because its products typically are shipped shortly after orders are received. Sales to a single customer in a quarter have affected and may affect net sales and operating margins. As a result, sales in any quarter are generally dependent on orders booked and shipped in that quarter. Sales are also difficult to forecast because the Company has not as yet generated significant sales of its products incorporating cache activated storage device (CASD) technology. Due to the typical timing of customer orders, the Company often ships

                                          3.

products representing a significant portion of its net sales for a quarter during the last month of that quarter. Any significant deferral of these sales could have a material adverse effect on the Company's results of operations in any particular quarter. To the extent that the Company completes significant sales earlier than expected, operating results for subsequent quarters may be adversely affected. The Company's expense levels are based, in part, on its expectations as to future sales. As a result, if sales levels are below expectations, net income may be disproportionately affected.

    The mix of the products marketed by the Company has been evolving over the last three years, and the Company's net sales have declined over that period. Due to all of the foregoing factors, the Company believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as an indicator of future performance. It is possible that in some future quarter the Company's operating results may be below the expectations of public market analysts and investors. In such event, the price of the Company's Common Stock would likely be materially and adversely affected.

INVESTMENT IN MATRIDIGM

    The Company has invested $5,588,000 to acquire an approximate 30% interest in MatriDigm Corporation ("MatriDigm"), a private company organized to provide software maintenance and re-engineering services for users of IBM mainframe computer systems. MatriDigm has initially focused on development of a set of automated tools to identify and specifically modify dates within IBM COBOL programs to bring them into compliance with the Year 2000 requirements and to test the modified programs. MatriDigm in February 1997 announced commercial availability of an automated tool set for a pac-binary solution for programs written in ANSI COBOL 85 and, to respond to market demand, has recently announced commercial availability of a windowing solution. MatriDigm intends to continue to refine its current tool set and to extend its tool set to modify other COBOL languages as well as other computer languages widely used to write programs for IBM mainframe computers. Industry sources report a multi-billion dollar demand for services such as those being developed by MatriDigm and an automated tool set should provide greater profit margins than can be realized using other available methods. However, MatriDigm has not realized revenue as yet, and there is no assurance that it can successfully market its automated tool set, develop extensions for other computer languages or generate substantial revenue and profits. During the course of development, the Company has made additional investments in MatriDigm and may be required to make additional investments in the future.

VOLATILITY OF STOCK PRICE

    The price of the Company's Common Stock has been subject to extreme volatility over the past nine months, as the closing bid price has ranged between a low of 5-1/8 and a high of 61-1/4, with a recent price of 19. The Company believes that the principal reasons for this volatility are rumored progress of and rumored problems in the product development program of MatriDigm. MatriDigm, which expects to provide an automated solution to the Year 2000 problem, is a private company and the principal vehicle for public participation in ownership of

                                          4.

MatriDigm is indirectly through ownership of Common Stock of the Company. MatriDigm has been unable or unwilling to provide public information on a regular basis about the status of its development effort, and as a result an opportunity is presented for third parties to initiate rumors which result in significant swings in the price of the Company's Common Stock. Until MatriDigm successfully develops a solution and generates significant sustained revenue, it will remain difficult for investors to apply standard methods of analysis to the value of the Company's investment in MatriDigm and the pattern of volatility should be expected to continue.

COMPETITION

    The data storage market is intensely competitive, with technological advances fueling continuous erosion of prices for data storage capacity. The Company competes with much larger independent companies such as EMC Corp and Data General Corporation as well as manufacturers of computer systems such as Unisys Corporation, Sun Microsystems, Inc. and Hewlett-Packard Corporation.
Many of its competitors have substantially greater financial resources and installed bases than the Company and, on account of their substantially higher level of purchases, are able to achieve significantly lower prices from suppliers of component parts. While the Company believes that its CASD products are currently superior to competitive products, unless it can significantly increase the level of net sales and additional cost savings on component purchases, it will be unable to generate adequate gross margins on its CASD products. There can be no assurance that the Company will be able to generate the level of net sales to achieve adequate gross margins.

    The market for Year 2000 services is intensely competitive, with services being provided by a number of national, regional and local firms, many of which have existing relationships and contractual arrangements with customers. Many of these competitors have substantially greater financial, technical and marketing resources than the Company and MatriDigm. The ability of the Company and MatriDigm to compete in this market will depend on the ability of MatriDigm to develop a successful automated solution and as yet there can be no assurance that MatriDigm will be successful in this effort. In addition, the Company must attract and retain qualified personnel in which are also highly sought by its competition and must successfully leverage its own resources with contract and partnering relationships with other companies, including companies which are also competitors.

    The market for system management tools in which the Company's software products division competes is intensely competitive. Many of the companies with which the Company competes, such as Hewlett-Packard Corporation, Computer Associates and BGS, Inc. have substantially larger installed bases and greater financial resources than the Company.

DEPENDENCE ON NEW PRODUCTS; RAPID TECHNOLOGICAL CHANGE

    The markets in which the Company operates are characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. The introduction of products embodying new technologies, increased storage capacities by the Company's competitors and the emergence of new industry standards could

                                          5.

render the Company's existing hardware products obsolete and unmarketable. The Company's future success will depend upon its ability to develop and to introduce new products on a timely basis that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of its customers. The Company has not as yet realized significant sales of its CASD products. There can be no assurance that the Company will be successful in generating significant sales of these products. The failure of the Company to achieve significant net sales from these products could have a material adverse effect on the Company's business, operating results and financial condition. There can be no assurance that the Company will be successful in developing and marketing any other products that respond to technological changes or evolving industry standards, that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products, or that its new products will adequately meet the requirements of the marketplace and achieve market acceptance. If the Company is unable, for technological or other reasons, to develop and introduce new products in a timely manner in response to changing market conditions or customer requirements, the Company's business, operating results and financial condition will be materially and adversely affected.

PRODUCT LIABILITY

    The Company's standard warranty provides that, if the Company's product does not function to published specifications, the Company will repair or replace the defective component without charge. Although to date the Company's suppliers of hardware components have generally covered the warranty costs associated with such components, there can be no assurance that such manufacturers will continue to be willing or able to cover such costs, and their failure to do so would result in such costs being borne by the Company. There can be no assurance that the Company's warranty costs will not be significant in the future. Significant warranty costs could have a material adverse effect on the Company's business, operating results or financial condition.

    The Company's agreements with its customers typically contain provisions intended to limit the Company's exposure to potential product liability claims. It is possible that the limitation of liability provisions contained in the Company's agreements may not be effective. Although the Company has not received any product liability claims to date, the sale and support of products by the Company and the incorporation of products from other companies may entail the risk of such claims. A successful product liability claim against the Company could have a material adverse effect on the Company's business, operating results and financial condition.

DEPENDENCE ON PROPRIETARY TECHNOLOGY

    The Company's success depends significantly upon its proprietary technology. The Company currently relies on a combination of patent, copyright and trademark laws, trade secrets, confidentiality agreements and contractual provisions to protect its proprietary rights. The Company seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. The Company has registered its Zitel, CASD, VAM and Datametrics trademarks and will continue to evaluate the

                                          6.

registration of additional trademarks as appropriate. The Company generally enters into confidentiality agreements with its employees and with key vendors and suppliers. The Company currently has eight United States patents associated with its CASD technology. There can be no assurance that these patents will provide the Company with any competitive advantages or will not be challenged by third parties, or that the patents of others will not have a material adverse effect on the Company's ability to do business. The Company believes that the rapidly changing technology in the computer storage industry makes the Company's success depend more on the technical competence and creative skills of its personnel than on patents.

    There has also been substantial litigation in the computer industry regarding intellectual property rights, and litigation may be necessary to protect the Company's proprietary technology. The Company has not received significant claims that it is infringing third parties' intellectual property rights, but there can be no assurance that third parties will not in the future claim infringement by the Company with respect to current or future products, trademarks or other proprietary rights. The Company expects that companies in the storage systems market will increasingly be subject to infringement claims as the number of products and competitors in the Company's target markets grows. Any such claims or litigation may be time-consuming and costly, cause product shipment delays, require the Company to redesign its products or require the Company to enter into royalty or licensing agreements, any of which could have a material adverse effect on the Company's business, operating results or financial condition. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that the Company's competitors will not independently develop similar technology, duplicate the Company's products or design around patents issued to the Company or other intellectual property rights of the Company.

INTERNATIONAL SALES AND OPERATIONS

    Sales to customers outside the United States have accounted for significant portions of the Company's net sales, and the Company expects that the recent acquisition of companies headquartered and operating in the United Kingdom and the Netherlands, respectively, will result in international sales representing an increasingly significant portion of the Company's net sales. International sales pose certain risks not faced by companies that limit themselves to domestic sales. Fluctuations in the value of foreign currencies relative to the U.S. dollar, for example, could make the Company's products less price competitive and, if the Company in the future denominates any of its sales in foreign currencies, could result in losses from foreign currency transactions. International sales also could be adversely affected by factors beyond the Company's control, including the imposition of government controls, export license requirements, restrictions on technology exports, changes in tariffs and taxes and general economic and political conditions. The laws of some countries do not protect the Company's intellectual property rights to the same extent as the laws of the United States.

                                          7.

RECENT ACQUISITIONS

    The Company, on June 30, 1997, concluded the acquisition of the assets or stock of three companies: Datametrics Systems Corporation, headquartered in Fairfax, Virginia; Palmer & Webb Systems, Limited, headquartered in England and Palmer & Webb Systems, B.V., headquartered in the Netherlands. The operations of these acquired companies are substantial in relation to the previous operations of the Company and there are significant risks involved in integrating the operations and financial systems of these companies, in part because of the relative size of the acquired operations and the distance of the headquarters of these companies from the headquarters of the Company. Acquisitions involve a number of special risks, including diversion of management's attention, failure to retain key acquired personnel, unanticipated events or circumstances, legal liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's results of operations and financial condition. Client satisfaction or performance problems at a single acquired firm could have a material adverse impact on the reputation of the Company as a whole.

    While the Company has had experience developing and marketing software, a substantial majority of the Company's efforts and experience have been devoted to the development, manufacturing and marketing of computer memory systems and embedded software and firmware. The new focus on developing and marketing software will involve new and different skills and there can be no assurance that the Company will be successful in that effort.

DEPENDENCE ON KEY PERSONNEL

    The Company's future performance depends in significant part upon the continued service of its key technical and senior management personnel. The Company provides incentives such as salary, benefits and option grants (which are typically subject to vesting over four years) to attract and retain qualified employees. The loss of the services of one or more of the Company's officers or other key employees could have a material adverse effect on the Company's business, operating results and financial condition. The Company's future success also depends on its continuing ability to attract and retain highly qualified technical and management personnel. Competition for such personnel is intense, and there can be no assurance that the Company can retain its key technical and management employees or that it can attract, assimilate and retain other highly qualified technical and management personnel in the future.

    The future success of the Company's systems solutions division will depend to a significant extent on its ability to attract, train, motivate and retain highly skilled software development professionals, particularly project managers, software engineers and other senior technical personnel. The Company believes that in the United States and elsewhere there is a shortage of, and significant competition for, software development professionals with the advanced technological skills necessary to perform the services offered by the systems solutions division. The increasing recognition of the scope and significance of the year 2000 problem has

                                          8.

materially increased the competition for personnel with appropriate skills and salary requirements have increased as availability of such personnel has declined precipitously. The Company's ability to maintain and renew existing relationships and obtain new business depends, in large part, on its ability to hire and retain technical personnel with the information technology skills who keep pace with continuing changes in information processing technology, evolving industry standards and changing client preferences. An inability to hire such additional qualified personnel could impair the ability of the systems solutions division to manage and complete its existing projects and to bid for or obtain new projects. Further, the Company must train and manage its growing employee base, requiring an increase in the level of responsibility for both existing and new management personnel. There can be no assurance that the management skills and systems currently in place will be adequate or that the Company will be able to assimilate new employees successfully. Accordingly, there can be no assurance that the Company will be successful in retaining current or future employees.

ANTI-TAKEOVER PROVISIONS

    Certain provisions of the Company's Certificate of Incorporation, as amended and restated, and Bylaws, as amended, California law and the Company's indemnification agreements with certain officers and directors of the Company may be deemed to have an anti-takeover effect. Such provisions may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in that stockholder's best interests, including attempts that might result in a premium over the market price for the shares held by stockholders.

    The Company's Board of Directors may issue additional shares of Common Stock or establish one or more classes or series of Preferred Stock, having the number of shares designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as determined by the Board of Directors without stockholder approval.

    The Board of Directors of the Company has approved the adoption of a Preferred Share Purchase Rights Plan (the "Rights Plan"). Terms of the Rights Plan provide for a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of common stock, no par value per share (the "Common Shares"), of the Company. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par value (the "Preferred Stock"), at an exercise price of $69.50 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment, and a redemption price of $.01 per Right. Each one one-hundredth of a share of Preferred Stock has designations and the powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of a Common Share.

    The Rights are not exercisable until the earlier to occur of (i) 10 days following a public announcement that a person, entity or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or entity becomes an Acquiring Person) following the

                                          9.

commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares.

    The Rights have certain anti-takeover effects as they would cause substantial dilution to a person or group that attempted to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors, since the Rights may be redeemed by the Company at $.01 per Right prior to the earliest of (i) the twentieth day following the time that a person or group has acquired beneficial ownership of 15% or more of the Common Shares (unless extended for one or more 10 day periods by the Board of Directors), (ii) a change of control, or (iii) the final expiration date of the rights.

                                         10.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         Attached hereto and filed as a part of this report are the following financial statements:

         (I) The Financial statements and report thereof, for Datametrics Systems Corporation for the years ended December 31, 1996 and 1995.

         (II) The Financial statements and report thereof, for Palmer & Webb Systems Limited for the years ended December 31, 1996 and 1995.

         (III) The Financial statements and report thereof, for Palmer & Webb Systems B.V. for the years ended December 31, 1996 and 1995.

    (B)  UNAUDITED PRO FORMA FINANCIAL INFORMATION.

         The following listed unaudited pro forma financial information for the acquisitions if attached hereto and filed as a part of this report:

         (I)       Introductory Paragraph

         (II)      Notes to Unaudited Pro Forma Combined Financial Statements

         (III)     Unaudited Pro Forma Combined Balance Sheet as of
                   March 31, 1997

         (IV) Unaudited Pro Forma Combined Statement of Operations for the Year Ended September 30, 1996

         (V) Unaudited Pro Forma Combined Statement of Operations for the Six Months Ended March 31, 1997

                                         11.

    (C)  EXHIBITS.

         The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

         Exhibit Number Exhibit

         2.1 Asset Purchase Agreement dated as of June 25, 1997, by and among Zitel World Trade, Datametrics System Corporation and John C. Kelly.

         2.2 Asset Purchase Agreement dated as of 30 June 1997, by and among Zitel Corporation, Zitel Limited, Palmer & Webb Systems Limited, Reginald Webb and Julian Palmer and Moebius Business Training Limited.

         2.3 Stock Purchase Agreement dated as of June 30, 1997, by and among Zitel Corporation, Zitel World Trade, Hell Sails B.V. and Palmer & Webb Systems B.V.

         10.1 Lease Office Building for One Monument Place between Upland Industrities Corporation and Collin Equities, Inc. and Datametrics Systems Corporation dated July 31, 1992.

         10.2 First Amendment to Lease between CMD Realty Investment Fund, L.P. and Datametrics Systems Corporation dated October 16, 1996.

         10.3           Form of Palmer & Webb Lease.

                                         12.

                                      SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             ZITEL CORPORATION

Dated:  July 14, 1997             By:/s/ Jack H. King
                                     ----------------
                                     Jack H. King
                                     President and Director
                                     Chief Executive Officer

                                         13.

                                    EXHIBIT INDEX


EXHIBIT
NUMBER   DESCRIPTION
-------  ------------


2.1 Asset Purchase Agreement dated as of June 25, 1997, by and among Zitel World Trade, Datametrics Systems Corporation and John C. Kelly.

2.2 Asset Purchase Agreement dated as of 30 June 1997, by and among Zitel Corporation, Zitel Limited, Palmer & Webb Systems Limited, Reginald Webb and Julian Palmer and Moebius Business Training Limited.

2.3 Stock Purchase Agreement dated as of June 30, 1997, by and among Zitel Corporation, Zitel World Trade, Hell Sails B.V. and Palmer & Webb Systems B.V.

10.1 Lease Office Building for One Monument Place between Upland Industrities Corporation and Collin Equities, Inc. and Datametric Systems Corporation dated July 31, 1992.

10.2 First Amendment to Lease between CMD Realty Investment Fund, L.P. and Datametrics Systems Corporation dated October 16, 1996.

10.3     Form of Palmer & Webb Lease.

                                         14.

                                 FINANCIAL STATEMENTS

                           DATAMETRICS SYSTEMS CORPORATION

                        YEARS ENDED DECEMBER 31, 1996 AND 1995
                         WITH REPORT OF INDEPENDENT AUDITORS

                           Datametrics Systems Corporation

                                 Financial Statements


                        Years ended December 31, 1996 and 1995



                                       Contents

Report of Independent Auditors . . . . . . . . . . . . . . . . . . .      1

Audited Financial Statements

Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
Statements of Income . . . . . . . . . . . . . . . . . . . . . . . .      3
Statements of Stockholder's Equity . . . . . . . . . . . . . . . . .      4
Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . .      5
Notes to Financial Statements. . . . . . . . . . . . . . . . . . . .     6-9

[LETTERHEAD]

                            Report of Independent Auditors

Board of Directors
Datametrics Systems Corporation

We have audited the accompanying balance sheets of Datametrics Systems Corporation as of December 31, 1996 and 1995 and the related statements of income, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Datametrics Systems Corporation at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                 /s/ Ernst & Young LLP


February 21, 1997

                           Datametrics Systems Corporation

                                    Balance Sheets

                                                            DECEMBER 31
                                                        1996          1995
                                                     -------------------------

ASSETS
Current assets:
  Cash and cash equivalents                          $   106,667   $   801,041
  Accounts receivable                                  2,476,526     3,015,281
  Prepaid expenses and other assets                       17,785        13,915
                                                      -----------   -----------
Total current assets                                   2,600,978     3,830,237

Property and equipment:
  Computer equipment and software                        604,078       494,941
  Office furniture and equipment                         173,719       158,357
                                                      -----------   -----------
                                                         777,797       653,298
  Less accumulated depreciation and amortization        (578,496)     (463,290)
                                                      -----------   -----------
                                                         199,301       190,008

Capitalized software costs, net                        1,559,430       620,884
                                                      -----------   -----------
Total assets                                         $ 4,359,709   $ 4,641,129
                                                      -----------   -----------
                                                      -----------   -----------

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable                                   $    36,585   $    55,870
  Accrued liabilities                                    762,166       549,504
  Note payable                                            27,778        61,111
  Deferred revenue                                     1,961,062     1,910,523
                                                      -----------   -----------
Total current liabilities                              2,787,591     2,577,008

Commitments (Note 5)                                           -             -

Stockholder's equity:
  Common stock, no par value; 1,000 shares
   authorized, 100 shares issued and outstanding           5,943         5,943
  Retained earnings                                    1,566,175     2,058,178
                                                      -----------   -----------
Total stockholder's equity                             1,572,118     2,064,121
                                                      -----------   -----------
Total liabilities and stockholder's equity           $ 4,359,709   $ 4,641,129
                                                      -----------   -----------
                                                      -----------   -----------


SEE ACCOMPANYING NOTES.

                           Datametrics Systems Corporation

                                 Statements of Income

                                                       YEARS ENDED DECEMBER 31,
                                                          1996          1995
                                                     ---------------------------
Revenues:
  Software and maintenance                           $ 6,676,963   $ 6,649,045
  Contract                                             1,528,220     1,406,050
                                                     -----------   -----------
                                                       8,205,183     8,055,095

Costs of revenues:
  Software and maintenance                             3,839,180     2,792,255
  Contract                                               707,786       696,923
                                                     -----------   -----------
                                                       4,546,966     3,489,178

Gross profit                                           3,658,217     4,565,917

Operating expenses:
  Research and development                               291,064       259,918
  Sales and marketing                                  1,503,962     1,174,786
  General and administrative                           1,768,219     1,484,332
                                                     -----------   -----------
Total operating expenses                               3,563,245     2,919,036
                                                     -----------   -----------

Income from operations                                    94,972     1,646,881

Other income (expense):
  Interest and other income                               47,593        14,446
  Interest expense                                        (4,568)       (8,380)
                                                     -----------   -----------

Net income                                           $   137,997   $ 1,652,947
                                                     -----------   -----------
                                                     -----------   -----------



SEE ACCOMPANYING NOTES.

                           Datametrics Systems Corporation

                          Statements of Stockholder's Equity



                                   COMMON STOCK
                                   ------------        RETAINED
                                 SHARES    AMOUNT      EARNINGS        TOTAL
                                ----------------------------------------------
Balance at December 31, 1994        100  $  5,943    $   440,231   $   446,174

  Net income                          -         -      1,652,947     1,652,947

  Distributions to stockholder        -         -        (35,000)      (35,000)
                                -------  --------    -----------   -----------
Balance at December 31, 1995        100     5,943      2,058,178     2,064,121

  Net income                          -         -        137,997       137,997

  Distributions to stockholder        -         -       (630,000)     (630,000)
                                -------  --------    -----------   -----------

Balance at December 31, 1996        100  $  5,943    $ 1,566,175   $ 1,572,118
                                -----------------------------------------------
                                -----------------------------------------------



SEE ACCOMPANYING NOTES

                           Datametrics Systems Corporation

                               Statements of Cash Flows


                                                       YEARS ENDED DECEMBER 31,
                                                         1996          1995
                                                      -------------------------
OPERATING ACTIVITIES
Net income                                            $  137,997   $ 1,652,947
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                        227,209       108,494
    Changes in operating assets and liabilities:
      Accounts receivable                                538,755    (1,786,016)
      Prepaid expenses and other assets                   (3,870)       22,518
      Accounts payable and accrued liabilities           193,377       220,660
      Deferred revenue                                    50,539       835,850
                                                     -----------   -----------
Net cash provided by operating activities              1,144,007     1,054,453

INVESTING ACTIVITIES
Purchase of property and equipment                      (124,499)     (107,146)
Capitalized software costs                            (1,050,549)     (620,884)
                                                     -----------   -----------
Net cash used in investing activities                 (1,175,048)     (728,030)

FINANCING ACTIVITIES
Repayments of note payable                               (33,333)      (33,333)
Distributions to stockholder                            (630,000)      (35,000)
                                                     -----------   -----------
Net cash used in financing activities                   (663,333)      (68,333)

Net (decrease) increase in cash and cash equivalents    (694,374)      258,090
Cash and cash equivalents at beginning of year           801,041       542,951
                                                     -----------   -----------
Cash and cash equivalents at end of year             $   106,667   $   801,041
                                                     -----------   -----------
                                                     -----------   -----------




SEE ACCOMPANYING NOTES

                           Datametrics Systems Corporation

                            Notes to Financial Statements

                              December 31, 1996 and 1995

1.  ORGANIZATION AND NATURE OF OPERATIONS

Datametrics Systems Corporation (the "Company") was incorporated in 1980 under the laws of the State of Delaware. The Company develops and sells computer performance management and capacity planning software, contracting/consulting services, and educational programs for certain users.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STATEMENT OF CASH FLOWS

For purposes of the statements of cash flows, cash equivalents are defined as highly liquid investments with original maturities of three months or less.

REVENUE RECOGNITION

Net revenues include contract revenue, software license revenue and maintenance fees. Contract revenue is recognized ratably over the contract term as services are performed pursuant to contractual terms. The Company recognizes software license revenue upon shipment of related software products. The portion of new software revenue attributed to post-contract customer support ("PCS") as well as continuing maintenance fees are recognized ratably over the contractual period as the services are provided.

DEFERRED REVENUE

The Company records deferred revenue for PCS and other maintenance arrangements while complying with the aforementioned revenue recognition policies.

                           Datametrics Systems Corporation

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization on property and equipment and purchased computer software are calculated on the straight-line method over the estimated useful lives of the assets of three to five years.

CAPITALIZED SOFTWARE COSTS

Certain software development costs are capitalized when incurred. Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life and changes in software and hardware technologies.

The Company's policy is to amortize capitalized software costs by the greater of (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product (three year period) including the period being reported on. During 1996, amortization expense of $112,003 was recorded for the capitalized software products that were released. During 1995, amortization expense for such costs was not recorded since the products in development did not become available for general market release. It is reasonably possible that those estimates of anticipated future gross revenues, the remaining estimated economic life of the product, or both may change significantly in the near term. As a result, the carrying amount of the capitalized software costs may be adjusted materially in the near term.

During the years ended December 31, 1996 and 1995, the Company capitalized approximately $1,051,000 and $621,000, respectively, of software development costs. All research and development costs, until technological feasibility is attained, are charged to expense as incurred.

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for interest was approximately $4,500 and $8,000 during the years ended December 31, 1996 and 1995, respectively.

                           Datametrics Systems Corporation

3.  INCOME TAXES

The Company has elected by unanimous consent of its stockholder to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the stockholder includes the Company's net income in his individual income tax return.

4.  NOTE PAYABLE

The Company executed a term note payable agreement for $100,000 with a bank whereby the principal amount is payable in equal monthly installments over the thirty-six month period ending February 1997. Interest is payable monthly at an annual rate of the bank's interest rate plus 1.5%. As of December 31, 1996, the balance on the note payable was $27,778. The note payable is secured by the Company's assets and is also guaranteed by the Company's stockholder.

5.  COMMITMENTS

The Company leases its facilities and various equipment under operating leases. The leases provide for various renewal options. Rental expense for these operating leases for the years ending December 31, 1996 and 1995 amounted to approximately $255,000 and $223,000, respectively.

The aggregate liabilities for future rentals as of December 31, 1996 are as follows:

      1997                                            $  318,146
      1998                                                31,089
      1999                                                 8,288
                                                      ----------
                                                      $  357,523
                                                      ----------
                                                      ----------


The Company also has two agreements under which it is required to make royalty payments based on sales of specific products. These royalty payments represent 10% - 35% of total sales of specific products and amounted to approximately $560,000 and $420,000 during 1996 and 1995, respectively.

                           Datametrics Systems Corporation

6.  MAJOR CUSTOMERS

During 1996, one customer accounted for approximately 18% of the Company's revenues. During 1995, two customers accounted for approximately 34% of the Company's revenues.

7.  RETIREMENT PLAN

The Company has adopted a 401(k) Plan (the "Plan"). The Plan, which covers all employees who have completed six months of service, stipulates that employees may elect an amount between 1% and 15% of their total compensation to contribute to the Plan. Additionally, the Company's Board of Director's approves Company contributions to match employee contributions. Contributions were made by the Company in the amount of $84,608 and $59,515 during the years ended December 31, 1996 and 1995, respectively.

8.  SUBSEQUENT EVENTS

Subsequent to December 31, 1996, the company has entered into a letter of intent to sell 100% of its outstanding common stock to another party.

                                                           [COMPANY LETTERHEAD]




                                 PALMER & WEBB SYSTEMS LIMITED
                                 -----------------------------


                                 DIRECTORS' REPORT AND
                                 FINANCIAL STATEMENTS

                                 FOR THE YEAR ENDED
                                 31 DECEMBER 1996








Company Number: 1648965

PALMER & WEBB SYSTEMS LIMITED                                                 1
-----------------------------

Directors

J.C.C. Palmer
R.H.W. Webb


DIRECTORS' REPORT
FOR THE YEAR ENDED 31 DECEMBER 1996

--------------------------------------------------------------------------------

The directors submit their report together with the audited financial statements of the company for the year ended 31 December 1996.

STATEMENT OF DIRECTORS' RESPONSIBILITIES

Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit of the company for that period. In preparing those financial statements, the directors are required to:

- Select suitable accounting policies and then apply them consistently.
- Make judgements and estimates that are reasonable and prudent.
- Prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Company Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

PRINCIPAL ACTIVITIES

The principal activities of the company are that of computer programming services and the supply of computer equipment.

REVIEW OF THE BUSINESS

The company's results are satisfactory and the directors remain confident that continued profitability will occur in the coming years.

RESULTS AND DIVIDENDS

The profit for the year after taxation amounted to 13,588 Pound Sterling. Dividends were paid during the year as set out in note 9. The directors recommend that the balance be deducted from reserves.

PALMER & WEBB SYSTEMS LIMITED                                                  2
-----------------------------

DIRECTORS' REPORT
FOR THE YEAR ENDED 31 DECEMBER 1996 (continued)

--------------------------------------------------------------------------------

DIRECTORS AND THEIR INTERESTS

The directors during the year together with their beneficial interest in the Company's issued ordinary share capital were as follows:

                              Ordinary shares     Ordinary shares
                              of 5p each          of 5p each
                              31.12.96            1.1.96

J.C.C. Palmer                 1,000,000           1,000,000
R.H.W. Webb                   l,000,000           1,000,000

PALMER & WEBB SYSTEMS LIMITED EXECUTIVE SHARE OPTION SCHEME

At 31 December 1996, there were outstanding options over 33,850 shares which had been granted to 7 employees.

The directors had no interests in the executive share option scheme.

AUDITORS

In accordance with Section 385 of the Companies Act 1985, a resolution proposing that M.P. Saunders & Company be re-appointed as auditors of the Company will be put to the Annual General Meeting.

The Directors have taken advantage in preparation of their report of the special exemptions applicable to small companies.



This report was approved by the Board on 21 February 1997.





/s/ R.H.W. Webb

R.H.W. Webb
Director

PALMER & WEBB SYSTEMS LIMITED                                                  3
-----------------------------

AUDITORS' REPORT
TO THE MEMBERS OF PALMER & WEBB SYSTEMS LIMITED


We have audited the financial statements on pages 4 to 11 which have been prepared under the historical cost convention and the accounting policies set out on page 6.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

As described on page 1 the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion, the financial statements give a true and fair view of the state of the company's affairs at 31 December 1996 and of its profit for the year then ended and have been properly prepared in accordance with the provisions of the Companies Act 1985 applicable to small companies.




/s/ signature illegible

M P Saunders & Company
Chartered Accountants and Registered Auditor
183-191 Ballards Lane
Finchley Central
London
N3 ILP                                                   Dated 21 February 1997

PALMER & WEBB SYSTEMS LIMITED                                               4
-----------------------------

PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 1996
(FIGURES IN POUND STERLING)
-------------------------------------------------------------------------------

                                              1996                  1995
                    NOTES

TURNOVER              2                     2,133,002             2,217,151

Cost of sales                                (994,397)           (1,023,483)
                                              -------             ---------

GROSS PROFIT                                 1,138,605           1,193,668

Distribution Costs            (149,324)                (144,709)

Administrative expenses     (1,041,523)              (1,044,242)
                             ----------               ---------

                                            (1,190,847)         (1,188,951)
                                             ---------           ---------

OPERATING (LOSS)/PROFIT 4                      (52,242)               4717

Other income            6                       86,966              76,512
                                                ------              ------
                                                34,724              81,229

Interest payable        7                       (9,249)            (16,434)
                                                 -----              ------

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION   25,475              64,795

Tax charge on
 ordinary activities    8                      (11,887)            (22,841)
                                                ------              ------

PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION    13,588              41,954

Dividends               9                      (17,000)                  -
                                                ------             --------

(LOSS)/PROFIT FOR THE YEAR                      (3,412)             41,954
                                              -----------        ------------
                                              -----------        ------------

STATEMENT OF RETAINED PROFITS

Retained profits brought forward               303,415             261,461

Retained (loss)/profit for the year             (3,412)             41,954
                                                 -----              ------

Retained profits carried forward               300,003             303,415
                                           -------------      -------------
                                           -------------      -------------

There were no recognised gains and losses for 1995 or 1996 other than those included in the profit and loss account.

The notes on pages 6 to 11 form part of these financial statements.

PALMER & WEBB SYSTEMS LIMITED                                           5
-----------------------------

BALANCE SHEET
as at 31 December 1996
(FIGURES IN POUND STERLING)
-------------------------------------------------------------------------------

                                     1996                1995
                         Notes

FIXED ASSETS

Tangible assets          10                314,114               310,616
Investments              11                     50                    50
                                           -------               -------
                                           314,164               310,666

CURRENT ASSETS

Stocks                   12       116,970           102,900
Debtors                  13     1,002,759           764,946
Cash at bank and in hand               88                 8
                                ---------           -------
                                1,119,817           867,854

CREDITORS: Amounts falling
 due within one year     14      (958,978)         (700,105)
                                  -------           -------

NET CURRENT ASSETS                         160,839               167,749
                                           -------               -------

TOTAL ASSETS LESS CURRENT
LIABILITIES                                475,003               478,415

CREDITORS: Amounts
falling due after more
than one year            15                (62,500)              (62,500)
                                            ------                ------

TOTAL NET ASSETS                           412,503               415,915
                                           -------               -------
                                           -------               -------

CAPITAL AND RESERVES

Called up share capital  16                100,000               100,000
Capital reserve                             12,500                12,500
Profit and loss account                    300,003               303,415
                                           -------               -------
SHAREHOLDERS FUNDS       17                412,503               415,915
                                           -------               -------
                                           -------               -------

The Directors have taken advantage, in the preparation of these financial statements, of special exemptions applicable to small Companies on the grounds that the Company qualifies as a small Company by virtue of Section 247 of the Companies Act 1985.

The financial statements on pages 4 to 11 were approved by the Board on 21 February, 1997.


/s/ R.H.W. Webb
R.H.W. Webb
Director

PALMER & WEBB SYSTEMS LIMITED                                             6
-----------------------------

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1996
(FIGURES IN POUND STERLING)
-------------------------------------------------------------------------------

1.   ACCOUNTING POLICIES

     The following are the more important accounting policies adopted by the company:

     (a) BASIS OF ACCOUNTING

     The financial statements have been prepared under the historical cost convention and include the results of the company's operations which are described in the Directors' Report and all of which are continuing.

     The company has taken advantage of the exemption in Financial Reporting Standard No. 1 from producing a cashflow statements on the grounds that it is a small company.

     (b) DEPRECIATION OF TANGIBLE FIXED ASSETS

     Fixed assets are stated at cost and all repairs are written off as incurred. Fixed assets are written down to their estimated residual values over their estimated useful lives.

     The estimated useful lives are as follows:-

     Leasehold premises                 over term of lease
     Equipment                          15% p.a.
     Fixtures and fittings              15% p.a.
     Motor vehicles                     20% p.a.

     (c) STOCKS

     Stocks and work in progress are valued at the lower of cost and net relisable value.

     (d) DEFERRED TAXATION

     Provision for deferred taxation is made only where a liability for the payment of such taxation is anticipated to arise in the foreseeable future.

     (e) FOREIGN CURRENCIES

     Foreign currency balances are converted into sterling at the rates ruling at the end of the accounting year.

     (f) LEASING

     Rental costs of operating leases are charged against profit on a straight line basis over the term of the lease.

     (g) PENSION COSTS

     The company makes payments to a defined contribution scheme and these are charged to the profit and loss account as they become payable.

     (h) INVESTMENT

     The accounts of Moebius Business Training Ltd have not been consolidated because of the exemptions available under S248(3) of the Companies Act 1985. Because of the significance of the company's share in this associate and because of its long term nature, the associate has been accounted for on a cost basis.

PALMER & WEBB SYSTEMS LIMITED                                                  7
-----------------------------

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1996
(FIGURES IN POUND STERLING)
--------------------------------------------------------------------------------

2.   TURNOVER

     Turnover represents the total amount receivable by the company in respect of goods sold and services rendered to customers, excluding sales taxes and is attributable to the principal activities of the company.

     Turnover by geographical market supplied is split as follows:

                                             1996                1995
                                                %                   %

     United Kingdom                            78                  89
     Rest of the world                         22                  11
                                             ----                ----

                                              100                 100
                                             ----                ----
                                             ----                ----


3.   STAFF COSTS

     Wages and salaries                     642,339             674,004
     Social security costs                   65,594              66,521
     Other pension costs                     17,218              16,702
                                           --------            --------
                                            725,151             757,227
                                           --------            --------
                                           --------            --------


     The average number of employees was as follows:

                                             Number              Number

     Sales                                       18                  20
     Administration                               4                   5
                                             ------              ------
                                                 22                  25
                                             ------              ------
                                             ------              ------



4.   OPERATING (LOSS)/PROFIT

     The operating (loss)/profit is stated after charging:


     Motor vehicle leasing                             48,167            46,108
     Equipment hire & leasing                           9,915             8,338
     Auditors' remuneration                             3,500             3,750
     Directors' emoluments as executives (note 5)     163,335           143,149
     Depreciation of tangible fixed assets             54,194            53,506
     Amortisation of tangible fixed assets                595               588
     (Profit) on disposal of tangible fixed assets          -            (1,218)
                                                      -------           -------
                                                      -------           -------

PALMER & WEBB SYSTEMS LIMITED                                                  8
-----------------------------

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1996
(FIGURES IN POUND STERLING)
--------------------------------------------------------------------------------

5.   DIRECTORS' EMOLUMENTS (EXCLUDING PENSION CONTRIBUTIONS)

                                             1996                1995

     Chairman                              77,740              58,305
                                          -------             -------
                                          -------             -------

     The remuneration of the other directors were in the following ranges:

                                        Number              Number
      15,001 -  20,000                       -                   1
      65,001 -  70,000                       -                   1
      85,001 -  90,000                       1                   -
                                        ------              ------
                                        ------              ------

6.   OTHER INCOME

     Interest Receivable                   402                   -
     Management Fees                    86,564              76,512
                                       -------             -------
                                        86,966              76,512
                                       -------             -------
                                       -------             -------

     The management fees are received from Palmer & Webb Systems B.V. a company in The Netherlands. The fees are for technical, administration, as well as management services and there is no legal relationship between the two companies.

7.   INTEREST PAYABLE

     On bank overdraft                                    3,582         12,179
     On other loans wholly repayable within five years    5,667          4,255
                                                         ------        -------
                                                          9,249         16,434
                                                         ------        -------
                                                         ------        -------

PALMER & WEBB SYSTEMS LIMITED                                                  9
-----------------------------

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1996
(FIGURES IN POUND STERLING)
--------------------------------------------------------------------------------

8.   TAX ON PROFIT ON ORDINARY ACTIVITIES
                                               1996               1995

     Tax charge for the year                 11,887             22,841
                                            -------            -------
                                            -------            -------

9.   DIVIDENDS

     Interim dividends were paid as follows:

     28 February 1996  0.006p per share      12,000                  -
     9 April 1996  0.0025p per share          5,000                  -
                                            -------            -------
                                             17,000                  -
                                            -------            -------
                                            -------            -------

10.  TANGIBLE FIXED ASSETS

                   Leasehold                 Fixtures     Motor
                    premises  Equipment  and fittings  vehicles       Total


COST:

1 January 1996        12,500    772,630    93,903       7,558     886,591
Additions                  -     54,194     4,093           -      58,287
                      ------    -------    ------       -----     -------
31 December 1996      12,500    826,824    97,996       7,558     944,878
                      ------    -------    ------       -----     -------
                      ------    -------    ------       -----     -------


ACCUMULATED DEPRECIATION:

1 January 1996         4,108    506,198    60,460       5,209     575,975
Charge for the year      595     48,094     5,630         470      54,789
                      ------    -------    ------       -----     -------
31 December 1996       4,703    554,292    66,090       5,679     630,764
                      ------    -------    ------       -----     -------
                      ------    -------    ------       -----     -------

NET BOOK VALUE:

31 DECEMBER 1996       7,797    272,532    31,906       1,879     314,114
                      ------   --------   -------      ------     -------
                      ------   --------   -------      ------     -------

31 DECEMBER 1995       8,392    266,432    33,443       2,349     310,616
                      ------   --------   -------      ------    --------
                      ------   --------   -------      ------    --------

PALMER & WEBB SYSTEMS LIMITED                                                10
-----------------------------

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1996
(FIGURES IN POUND STERLING)
--------------------------------------------------------------------------------

11.  FIXED ASSET INVESTMENT

                                                     1996           1995

     Shares in associated company - Stated at cost     50             50
                                                    -----          -----
                                                    -----          -----

     The company holds 50% of the ordinary share capital of Moebius Business Training Ltd., a company registered in England and Wales.

12.  STOCKS

     Work in progress                             110,000        94,300
     Finished goods                                 6,970         8,600
                                                 --------      --------
                                                  116,970       102,900
                                                 --------      --------
                                                 --------      --------

13.  DEBTORS: amounts falling due within one year

     Trade debtors                                891,612       714,959
     Other debtors                                  1,309        11,472
     Prepayments and accrued income               109,838        38,515
                                               ----------      --------
                                                1,002,759       764,946
                                               ----------      --------
                                               ----------      --------

14.  CREDITORS: amounts falling due within one year

     Bank overdraft (secured)                    147,563         103,639
     Trade creditors                             675,459         378,609
     Corporation tax                               6,110          20,281
     Other taxes and social security costs        83,573         137,202
     Accruals                                     16,273          51,886
     Other creditors                              30,000           8,488
                                                --------        --------
                                                 958,978         700,105
                                                --------        --------
                                                --------        --------

The bank overdraft is secured by a mortgage debenture over the assets of the company, including a first legal charge over the leasehold premises at Fountain House, Cleeve Road, Leatherhead, Surrey.

PALMER & WEBB SYSTEMS LIMITED                                                 11


NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1996
(FIGURES IN POUND STERLING)
-------------------------------------------------------------------------------


15.  CREDITORS: amounts falling due after more than one year

                                             1996                 1995

     Pension fund loan                     62,500               62,500
                                          -------              -------
                                          -------              -------


     The pension fund loan is secured against the directors' pension policies.

16.  SHARE CAPITAL

                              Authorised                 Allotted, issued
                                                          and fully paid

                           1996          1995           1996          1995

Ordinary shares of
5p each                 150,000       150,000        100,000       100,000
                       --------      --------       --------      --------
                       --------      --------       --------      --------

17.  MOVEMENT ON SHAREHOLDERS FUNDS

                                                   1996           1995

     Profit for the year                          13,588         41,954
     Less: Dividends                             (17,000)             -
                                                 -------         ------
                                                  (3,412)        41,954

     Opening Shareholders funds                  415,915        373,961
                                                 -------        -------

     CLOSING SHAREHOLDERS FUNDS                  412,503        415,915
                                                --------       --------
                                                --------       --------

18.  COMMITMENTS UNDER LEASING CONTRACTS

     The company is committed to make the following payments under operating leases in existence at 31 December 1996:

     Commitment expires within one year           26,963              -
     in the second to fifth years                    293         49,519
                                             -----------        -------
                                                  27,256         49,519
                                             -----------        -------
                                             -----------        -------

PALMER & WEBB SYSTEMS LIMITED                                                 12


TRADING AND PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 1996
(FIGURES IN POUND STERLING)
-------------------------------------------------------------------------------


                                          1996                        1995

TURNOVER                               2,133,002                   2,217,151

COST OF SALES

Opening stock                 102,900                  93,212
Purchases                   1,008,467               1,033,171
                            ---------               ---------

                            1,111,367               1,126,383

Less closing stock           (116,970)               (102,900)
                            ---------               ---------
                                        (994,397)                 (1,023,483)
                                       ---------                 -----------


GROSS PROFIT                           1,138,605                   1,193,668

DISTRIBUTION COSTS

Travel and subsistence         46,848                  48,319
Motor expenses                 19,246                  25,046
Motor leasing                  48,167                  46,108
Advertising and promotion      30,702                  20,324
Depreciation of motor vehicles    470                     587
Freight and packing             3,891                   4,325

                              -------   ---------      -------   -----------
CARRIED FORWARD               149,324   1,138,605     144,709      1,193,668

PALMER & WEBB SYSTEMS LIMITED                                                 13


TRADING AND PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 1996
(FIGURES IN POUND STERLING)
-------------------------------------------------------------------------------


                                              1996                   1995

BROUGHT FORWARD                     149,324    1,138,605   144,709    1,193,668
                                    -------                -------

ADMINISTRATIVE EXPENSES

Wages and salaries                  642,339                674,004
Social security costs                65,594                 66,521
Pension costs                        17,218                 16,702
Welfare premiums                     16,026                 14,893
Rent and rates                       98,596                 94,410
Light and heat                        3,967                  8,206
Telephone .                          30,005                 27,730
Printing, postage & stationery       22,978                 12,137
Legal and professional                4,363                  7,991
Audit and accountancy                 3,500                  3,750
Recruitment costs                    19,898                  7,021
Insurance                            16,521                 14,169
Repairs and maintenance               6,876                 18,422
Training                              6,798                  5,913
Depreciation of equipment            48,094                 47,017
Depreciation of fixtures and fittings 5,630                  5,902
Amortization of lease                   595                    588
Entertaining                          4,848                 11,031
Subscriptions and donation            2,176                  2,043
Bank charges                          3,408                  3,951
Sundry, expenses                      4,630                  1,932
Loss/(Profit) on exchange             4,503                (10,256)
Equipment hire and leasing            9,915                  8,338
(Profit) on disposal of equipment         -                 (1,218)
Bad debts                             3,045                  3,045
                                    -------                -------

                                  1,041,523              1,044,242
                                  ---------              ---------

                                              (1,190,847)            (1,188,951)
                                              ----------             ----------

OPERATING (LOSS)/PROFIT                          (52,242)                 4,717

CARRIED FORWARD

PALMER & WEBB SYSTEMS LIMITED                                                 14


TRADING AND PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 1996
(FIGURES IN POUND STERLING)
--------------------------------------------------------------------------------


                                            1996                 1995

OPERATING (LOSS)/PROFIT

BROUGHT FORWARD                           (52,242)               4,717

OTHER INCOME

Management Fees                  86,564              76,512
Interest Receivable                 402    86,966         -     76,512
                                 ------              ------

INTEREST PAYABLE

On bank overdraft                 3,582              12,179
On other loans wholly repayable
within five years                 5,667    (9,249)    4,255    (16,434)
                                 ------     ------   ------    --------

PROFIT ON ORDINARY                         25,475               64,795
ACTIVITIES BEFORE                         -------              -------
TAXATION                                  -------              -------

                          PALMER & WEBB SYSTEMS LIMITED
                          -----------------------------

                        (formerly Palmer & Webb Limited)

                              DIRECTORS' REPORT AND
                              FINANCIAL STATEMENTS

                               FOR THE YEAR ENDED
                                31 DECEMBER 1995






Company Number 1648965

PALMER & WEBB SYSTEMS LIMITED                                                  1
-----------------------------

Directors

J.C.C. Palmer
R.H.W. Webb

DIRECTORS' REPORT
FOR THE YEAR ENDED 31 DECEMBER 1995
-------------------------------------------------------------------------------

The directors submit their report together with the audited financial statements of the company for the year ended 31 December 1995.

STATEMENT OF DIRECTORS' RESPONSIBILITIES

Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit of the company for that period. In preparing those financial statements, the directors are required to:

-    Select suitable accounting policies and then apply them consistently.
-    Make judgements and estimates that are reasonable and prudent.
- Prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Company Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

PRINCIPAL ACTIVITIES

The principal activities of the company are that of computer programming services and the supply of computer equipment.

REVIEW OF THE BUSINESS

The company's results are satisfactory and the directors remain confident that continued profitability will occur in the coming years.

RESULTS AND DIVIDENDS

The profit for the year after taxation amounted to 41,954 Pound Sterling. The directors recommend that this be transferred to reserves. No dividends were paid during the year.

CHANGE OF NAME

On 6 March 1995 the company changed its name from Palmer & Webb Limited to Palmer & Webb Systems Limited.

PALMER & WEBB SYSTEMS LIMITED                                                  2
-----------------------------

DIRECTORS' REPORT
FOR THE YEAR ENDED 31 DECEMBER 1995 (continued)
-------------------------------------------------------------------------------

DIRECTORS AND THEIR INTERESTS

The directors during the year together with their beneficial interests in the Company's issued ordinary share capital were as follows:

                                   Ordinary shares     Ordinary shares
                                   of 5p each          of 5p each
                                   31.12.95            1.1.95

J.C.C. Palmer                      1,000,000           1,000,000
R.H.W. Webb                        1,000,000           1,000,000
C.P. McGhie (resigned 11/1/95)     -                   -

PALMER & WEBB SYSTEMS LIMITED EXECUTIVE SHARE OPTION SCHEME

At 31 December 1995, there were outstanding options over 44,600 shares which had been granted to 10 employees.

The directors had no interests in the executive share option scheme.

AUDITORS

In accordance with Section 385 of the Companies Act 1985, a resolution proposing that M.P. Saunders & Company be re-appointed as auditors of the company will be put to the Annual General Meeting.

The Directors have taken advantage in preparation of their Report, of the special exemptions applicable to small Companies.

This report was approved by the Board on 18 March 1996.

/s/ R.H.W. Webb
R.H.W. Webb
Director

PALMER & WEBB SYSTEMS LIMITED                                                  3
-----------------------------

AUDITORS' REPORT
TO THE MEMBERS OF PALMER & WEBB SYSTEMS LIMITED

We have audited the financial statements on pages 4 to 11 which have been prepared under the historical cost convention and the accounting policies set out on page 6.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

As described on page 1 the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion, the financial statements give a true and fair view of the state of the company's affairs at 31 December 1995 and of its profit for the year then ended and have been properly prepared in accordance with the provisions of the Companies Act 1985 applicable to small companies.


M P Saunders & Company
Chartered Accountants and Registered Auditor
183-191 Ballards Lane
Finchley Central
London
N3 ILP                                                       Dated 18 March 1996

PALMER & WEBB SYSTEMS LIMITED                                                 4
-----------------------------

PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 1995
(FIGURES IN POUND STERLING)
------------------------------------------------------------------------------

                                           1995                      1994
                         NOTES

TURNOVER                   2                 2,217,151                     2,767,645

Cost of sales                               (1,023,483)                   (1,404,963)
                                             ---------                     ---------

GROSS PROFIT                                 1,193,668                     1,362,682

Distribution Cost                (151,730)                  (214,919)

Administrative expenses        (1,037,221)                (1,155,841)
                                ---------                  ---------

                                            (1,188,951)                   (1,370,760)
                                               -------                     ---------
OPERATING PROFIT/(LOSS)    4                      4717                        (8,078)

Other income               6                    76,512                        43,787
                                            ----------                      --------

                                                81,229                        35,709
Interest payable           7                   (16,434)                      (13,608)
                                                ------                        ------

PROFIT ON ORDINARY
  ACTIVITIES BEFORE
  TAXATION                                      64,795                        22,101

Tax charge on ordinary
activities                 8                   (22,841)                      (11,338)
                                                ------                        ------

PROFIT ON ORDINARY                              41,954                        10,763
  ACTIVITIES AFTER
  TAXATION

Dividends                                            -                        (6,000)
                                            -----------                 ------------

PROFIT FOR THE YEAR                             41,954                         4,763
                                           -----------                  ------------
                                           -----------                  ------------

STATEMENT OF RETAINED PROFITS

Retained profits brought forward               261,461                       256,698

Retained profit for the year                    41,954                         4,763
                                                ------                        -----

Retained profits. carried forward              303,415                       261,461
                                          ------------                  ------------
                                          ------------                  ------------

There were no recognised gains and losses for 1995 or 1994 other than those included in the profit and loss account.

The notes on pages 6 to 11 form part of these financial statements.

PALMER & WEBB SYSTEMS LIMITED                                               5
-----------------------------

BALANCE SHEET
as at 31 December 1995
(FIGURES IN POUND STERLING)
-----------------------------------------------------------------------------

                                           1995                      1994
                         NOTES

FIXED ASSETS

Tangible assets             9                   310,616                      349,343
Investments                10                        50                           50
                                                -------                     --------
                                                310,666                      349,393

CURRENT ASSETS

Stocks                     11      102,900                   93,212
Debtors                    12      764,946                  814,639
Cash at bank and in hand                 8                       90
                                   -------                  -------
                                   867,854                  907,941
CREDITORS: Amounts
  falling due within
  one year                 13     (700,105)                (820,873)
                                   -------                  -------

NET CURRENT ASSETS                              167,749                       87,068
                                                -------                       ------

TOTAL ASSETS LESS
  CURRENT LIABILITIES                           478,415                      436,461

CREDITORS: Amounts
  falling due after
  more than one year       14                   (62,500)                     (62,500)
                                                 ------                      -------

TOTAL NET ASSETS                                415,915                      373,961
                                           ------------                 ------------
                                           ------------                 ------------

CAPITAL AND RESERVES

Called up share capital    16                   100,000                      100,000
Capital reserve                                  12,500                       12,500
Profit and loss account                         303,415                      261,461
                                                -------                      -------

SHARE HOLDERS FUNDS        17                   415,915                      373,961
                                           ------------                 ------------
                                           ------------                 ------------


The Directors have taken advantage, in the preparation of these financial statements, of special exemptions applicable to small Companies on the grounds that the Company qualifies as a small Company by virtue of section 247 of the Companies Act 1985.

The financial statements on pages 4 to 11 were approved by the Board on 18 March 1996.

/s/ R.H.W. Webb
R.H.W. Webb
Director

PALMER & WEBB SYSTEMS LIMITED                                                 6
-----------------------------

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1995
(FIGURES IN POUND STERLING)
--------------------------------------------------------------------------------

1.   ACCOUNTING POLICIES

     The following are the more important accounting policies adopted by the company:

     (a) BASIS OF ACCOUNTING

     The financial statements have been prepared under the historical cost convention and include the results of the company's operations which are described in the Directors' Report and all of which are continuing.

     The company has taken advantage of the exemption in Financial Reporting Standard No. 1 from producing a cashflow statement on the grounds that it is a small company.

     (b) DEPRECIATION OF TANGIBLE FIXED ASSETS

     Fixed assets are stated at cost and all repairs are written off as incurred. Fixed assets are written down to their estimated residual values over their estimated useful lives.

     The estimated useful lives are as follows:-

     Leasehold premises                           over term of lease
     Equipment                                    15% p.a.
     Fixtures and fittings                        15% p.a.
     Motor vehicles                               20% p.a.

     (c) STOCKS

     Stocks and work in progress are valued at the lower of cost and net realisable value.

     (d) DEFERRED TAXATION

     Provision for deferred taxation is made only where a liability for the payment of such taxation is anticipated to arise in the foreseeable future.

     (e) FOREIGN CURRENCIES

     Foreign currency balances are converted into sterling at the rates ruling at the end of the accounting year.

     (f) LEASING

     Rental costs of operating leases are charged against profit on a straight line basis over the term of the lease.

     (g) PENSION COSTS

     The company makes payments to a defined contribution scheme and these are charged to the profit and loss account as they become payable.

     (h) INVESTMENT

     The accounts of Moebius Business Training Ltd have not been consolidated because of the exemptions available under S248(3) of the Companies Act 1985. Because of the significance of the company's share in this associate and because of its long term nature, the associate has been accounted for on a cost basis.

PALMER & WEBB SYSTEMS LIMITED
                                                                              7
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1995
(FIGURES IN POUND STERLING)
--------------------------------------------------------------------------------

2.   TURNOVER

     Turnover represents the total amount receivable by the company in respect of goods sold and services rendered to customers, excluding sales taxes and is attributable to the principal activities of the company.

     Turnover by geographical market supplied is split as follows:

                                                          1995         1994
                                                             %            %

     United Kingdom                                         89           91
     Rest of the world                                      11            9
                                                      --------     --------
                                                           100          100
                                                      --------     --------
                                                      --------     --------

3.   STAFF COSTS                                          1995         1994


     Wages and salaries                                674,004      760,105
     Social security costs                              66,521       75,778
     Other pension costs                                16,702       16,094
                                                      --------     --------
                                                       757,227      851,977
                                                      --------     --------
                                                      --------     --------

     The average number of employees was as follows:

                                                        Number       Number

     Sales                                                  20           24
     Administration                                          5            6
                                                      --------     --------
                                                            25           30
                                                      --------     --------
                                                      --------     --------

4.   OPERATING PROFIT/(LOSS)

     The operating profit/(loss) is stated after charging:

                                                          1995         1994

     Motor vehicle leasing                              46,108       27,539
     Equipment hire & leasing                            8,338        6,040
     Auditors' remuneration                              3,750        3,600
     Directors' emoluments as executives (note 5)      143,149      180,225
     Depreciation of tangible fixed assets              53,506       66,309
     Amortisation of tangible fixed assets                 588          588
     (Profit)/Loss on disposal of tangible fixed assets (1,218)      20,139
                                                      --------     --------
                                                      --------     --------

PALMER & WEBB SYSTEMS LIMITED
                                                                              8
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1995
(FIGURES IN POUND STERLING)
--------------------------------------------------------------------------------

5.   DIRECTORS' EMOLUMENTS (excluding pension contributions)

                                                          1995         1994

     Chairman                                           58,305       57,547
                                                      --------     --------
                                                      --------     --------

     The remuneration of the other directors were
     in the following ranges:
                                                        Number       Number

      15,001 - 20,000                                        1           --
      55,001 - 60,000                                       --            1
      65,001 - 70,000                                        1            1
                                                      --------     --------
                                                      --------     --------

6.   OTHER INCOME                                         1995         1994


     Management Fees                                    76,512       43,787
                                                      --------     --------
                                                      --------     --------

     The management fees are received from Palmer & Webb Systems B.V. a company in The Netherlands, The fees are for technical, administration, as well as management services and there is no legal relationship between the two companies.

7.   INTEREST PAYABLE                                     1995         1994


     On finance lease and hire purchase agreements          --          911
     On bank overdraft                                  l2,179        8,175
     On other loans wholly repayable within five years   4,255        4,522
                                                      --------     --------
                                                        16,434       13,608
                                                      --------     --------
                                                      --------     --------

PALMER & WEBB SYSTEMS LIMITED
                                                                             9
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1995
(FIGURES IN POUND STERLING)
--------------------------------------------------------------------------------

8.  TAX ON PROFIT ON ORDINARY ACTIVITIES
                                                          1995         1994


    Tax charge for the year                             22,841       11,338
                                                      --------     --------
                                                      --------     --------

9.  TANGIBLE FIXED ASSETS

                        Leasehold               Fixtures     Motor
                        premises   Equipment  and fittings  vehicles    Total


    COST:

    1 January 1995        12,500    758,163       93,903       7,558    872,124
    Additions                 --     20,471           --          --     20,471
    Disposals                 --     (6,004)          --          --     (6,004)
                        --------   --------     --------    --------   --------
    31 December 1995      12,500    772,630       93,903       7,558    886,591
                        --------   --------     --------    --------   --------

    ACCUMULATED DEPRECIATION:

    1 January 1995         3,520    460,081       54,558       4,622    522,781
    Charge for the year      588     47,017        5,902         587     54,094
    Disposals                 --       (900)          --          --       (900)
                        --------   --------     --------    --------   --------

    31 December 1995       4,108    506,198       60,460       5,209    575,975
                        --------   --------     --------    --------   --------

    NET BOOK VALUE:
    31 DECEMBER 1995
                           8,392    266,432       33,443       2,349    310,616
                        --------   --------     --------    --------   --------
                        --------   --------     --------    --------   --------

    31 DECEMBER 1994       8,980    298,082       39,345       2,936    349,343
                        --------   --------     --------    --------   --------
                        --------   --------     --------    --------   --------

PALMER & WEBB SYSTEMS LIMITED
                                                                            10
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1995
(FIGURES IN POUND STERLING)
--------------------------------------------------------------------------------

10.  FIXED ASSETS INVESTMENT

                                                          1995         1994
     Shares in associated company
     - Stated at cost                                       50           50
                                                      --------     --------
                                                      --------     --------

     The company holds 50% of the ordinary share capital of Moebius Business Training Ltd, a company registered in England and Wales.

11.  STOCKS                                               1995         1994


     Work in progress                                   94,300       78,300
     Finished goods                                      8,600       14,912
                                                      --------     --------
                                                       102,900       93,212
                                                      --------     --------
                                                      --------     --------

12.  DEBTORS: amounts falling due within one year         1995         1994


     Trade debtors                                     714,959      771,464
     Other debtors                                      11,472       11,479
     Prepayments and accrued income                     38,515       31,696
                                                      --------     --------
                                                       764,946      814,639
                                                      --------     --------
                                                      --------     --------

13.  CREDITORS: amounts falling due within one year
                                                          1995         1994


     Bank overdraft (secured)                          103,639      176,640
     Trade creditors                                   378,609      458,757
     Corporation tax                                    20,281        9,596
     Other taxes and social security costs             137,202       96,988
     Accruals                                           51,886       55,799
     Other creditors                                     8,488       23,093
                                                      --------     --------
                                                       700,105      820,873
                                                      --------     --------
                                                      --------     --------

     The bank overdraft is secured by a mortgage debenture over the assets of the company, including a first legal charge over the leasehold premises at Fountain House, Cleeve Road, Leatherhead, Surrey.

PALMER & WEBB SYSTEMS LIMITED                                                11


NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1995
(FIGURES IN POUND STERLING)
-------------------------------------------------------------------------------

14.  CREDITORS: amounts falling due after more             1995      1994
     than one year

     Pension fund loan                                   62,500    62,500
                                                        -------   -------
                                                        -------   -------

     The pension fund loan is secured against the directors' pension policies.

15.  COMMITMENTS UNDER LEASING CONTRACTS

     The company is committed to make the following payments during the year ending 31 December 1995 under operating leases in existence at 31 December 1995:

                                                      1995            1994
     Commitment expires
     within one year                                     -           2,925
     in the second to fifth years                   49,519          45,438
                                                    ------          ------

                                                    49,519          48,363
                                                   -------         -------
                                                   -------         -------


16.  SHARE CAPITAL                        Authorised     Allotted, issued
                                                          and fully paid
                                        1995      1994      1995      1994

     Ordinary shares of 5p each      150,000   150,000   100,000   100,000
                                    --------  --------  --------  --------
                                    --------  --------  --------  --------

17.  MOVEMENT ON SHAREHOLDERS FUNDS

                                                      1995         1994
     Profit for the year                             41,954        4,763
     Opening shareholders funds                     373,961      369,198
                                                    -------      -------

     Closing shareholders funds                     4l5,915      373,961
                                                   --------     --------
                                                   --------     --------

PALMER & WEBB SYSTEMS LIMITED                                                12


TRADING AND PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 1995
(FIGURES IN POUND STERLING)
-------------------------------------------------------------------------------


                                               1995                  1994



     TURNOVER                               2,217,151                 2,767,645

     COST OF SALES

     Opening stock                93,212                    92,543
     Purchases                 1,033,171                 1,405,632
                               ---------                 ---------
                               1,126,383                 1,498,175

     Less closing stock         (102,900)                  (93,212)
                               ---------                 ----------

                                           (1,023,483)               (1,404,963)
                                            ---------                 ---------

     GROSS PROFIT                           1,193,668                 1,362,682

     DISTRIBUTION COSTS

     Travel and subsistence       48,319                    62,466
     Motor expenses               25,046                    39,526
     Motor leasing                46,108                    27,539
     Advertising and promotion    27,345                    55,140
     Depreciation of motor
       vehicles                      587                     6,175
     Freight and packing           4,325                     3,934
     Loss on disposal of motor
       vehicles                        -                    20,139
                                 -------    ---------       -------   ---------
     CARRIED FORWARD             151,730    1,193,668       214,919   1,362,682



PALMER & WEBB SYSTEMS LIMITED                                                                                                  13


TRADING AND PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 1995
(FIGURES IN POUND STERLING)
---------------------------------------------------------------------------------------------------------------------------------

                                              1995                           1994


     BROUGHT FORWARD             151,730        1,193,668         214,919      1,362,682
                                 -------                          -------

     ADMINISTRATIVE EXPENSES

     Wages and salaries          674,004                          760,105
     Social security costs        66,521                           75,778
     Pension costs                16,702                           16,094
     Welfare premiums             14,893                            8,148
     Rent and rates               94,410                           79,490
     Light and heat                8,206                           11,525
     Telephone                    27,730                           31,288
     Printing, postage &
       stationery                 12,137                           20,583
     Legal and professional        7,991                            2,597
     Audit and accountancy         3,750                            3,600
     Insurance                    14,169                           12,877
     Repairs and maintenance      18,422                           45,945
     Training                      5,913                           11,320
     Depreciation of equipment    47,017                           52,603
     Depreciation of fixtures
       and fittings                5,902                            6,943
     Amortisation of lease           588                              588
     Entertaining                 11,031                           13,696
     Subscriptions and donations   2,043                            1,107
     Bank charges                  3,951                            3,933
     Sundry expenses               1,932                            2,837
     Profit on exchange          (10,256)                         (11,256)
     Equipment hire and leasing    8,338                            6,040
     Profit on disposal of
       equipment                  (1,218)                               -
     Bad debts                     3,045                                -
                               ---------                        ---------

                               1,037,221                        1,155,841
                               ---------                        ---------

                                               (1,188,951)                    (1,370,760)
                                               -----------                    -----------


     OPERATING PROFIT/(LOSS)                        4,717                         (8,078)

     CARRIED FORWARD



PALMER & WEBB SYSTEMS LIMITED                                                                                                   14


TRADING AND PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 1995
(FIGURES IN POUND STERLING)
---------------------------------------------------------------------------------------------------------------------------------

                                              1995                           1994

     OPERATING PROFIT/(LOSS)                         4,717                        (8,078)
     Brought forward

     OTHER INCOME

     Management Fees                                76,512                        43,787

     INTEREST PAYABLE

     On finance lease and hire
       purchase agreements             -                            911
     On bank overdraft             12,179                         8,175
     On other loans wholly
       repayable within             4,255                         4,522
       five years                  ------                         -----
                                                   (16,434)                      (13,608)
                                                   -------                       -------

     PROFIT ON ORDINARY                             64,795                        22,101
     ACTIVITIES BEFORE                             -------                       --------
     TAXATION                                      -------                       --------


                                 [LETTERHEAD]

    R   E   G   S   T   E    R   A    C   C   0   U   N    T   A   N    T   S

Scheepmakersstraat 15                                 Burg. de Zeeuwstraat 296
3011 VH Rotterdam                                     2981 AJ Ridderkerk
telefoon  : 010 - 4149891                             telefoon : 0180 - 425011
telefax   : 010 - 4143023                             telefax  : 03-80 - 426142





                           PALMER & WEBB SYSTEMS B.V.
                           --------------------------

                           DIRECTORS' REPORT AND
                           FINANCIAL STATEMENTS

                           FOR THE YEAR ENDED 31 DECEMBER 1996



















Company Number 194.245

[LETTERHEAD]

PALMER & WEBB SYSTEMS B.V.                                                     1
--------------------------




Directors

R.H.W. Webb
M.L. Schuurkes
T. Fortgens


Supervisory Directors

J.C.C. Palmer
F.W.J.J. Kaalen


DIRECTORS' REPORT

FOR THE YEAR ENDED 31 DECEMBER 1996

-------------------------------------------------------------------------------

The directors submit their report together with the audited financial statements of the company for the year ended 31 December 1996.

PRINCIPAL ACTIVITIES

The principal activities of the company are that of the sale of automation products and related services.

REVIEW OF THE BUSINESS

The company has achieved results in line with expectation during the year and the directors remain confident that continued growth will occur in the years to come.

RESULTS AND DIVIDENDS

The profit for the year after taxation amounted to FL. 56.001.

In accordance with the articles of association, the profit after taxation was added to the retained earnings.

[LETTERHEAD]

PALMER & WEBB SYSTEMS B.V.                                                    2
--------------------------



DIRECTORS' REPORT
FOR THE YEAR ENDED 31 DECEMBER 1996 (continued)

-------------------------------------------------------------------------------

DIRECTORS

Them were no changes in the year and none of the directors have any interest in the share capital of the company.


AUDITORS

In accordance with Chapter 9 of Book 2 of the Dutch Civil Code, a resolution proposing that Van Doesburg & Partners be re-appointed as auditors of the company will be put to the Annual General Meeting.



THIS REPORT WAS APPROVED BY THE BOARD ON 7 FEBRUARY 1997.



/s/ signature illegible                              /s/ signature illegible
-----------------------                              -----------------------
M.L. Schuurkes                                       T. Fortgens
Director                                             Director

[LETTERHEAD]

PALMER & WEBB SYSTEMS B.V.                                                  3
--------------------------





AUDITORS' REPORT

TO THE MEMBERS OF PALMER & WEBB SYSTEMS B.V.


We have audited the 1996 financial statements of Palmer & Webb Systems B.V.
at Rotterdam. These financial statements are the responsibility of the entire management.
Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the Netherlands. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements give a true and fair view of the financial position of the company as of 31 December 1996 and of the result for the year then ended in accordance with accounting principles generally accepted in the Netherlands and comply with the financial reporting requirements included in Part 9, Book 2 of the Netherlands Civil Code.

Rotterdam, 7 February 1997





/s/ signature illegible
------------------------

Van Doesburg & Partners
J.C.J. van Doesburg, RA

[LETTERHEAD]

PALMER & WEBB SYSTEMS B.V.                                                    4
--------------------------



PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 1996
-------------------------------------------------------------------------------
                                                  1996           1995
                         Notes                      FL             FL
Turnover                   1                 4.336.216      5.683.216

Cost of sales                               (2.195.830)    (3.337.982)
                                            -----------    -----------
Gross profit                                 2.140.386      2.345.234

Administrative expenses                     (1.800.774)    (1.976.275)
Distribution costs                            (196.186)      (189.259)
                                            -----------    -----------
Operating profit           3                   143.426        179.700

Other income               5                     8.811          9.713

Interest payable           6                         0              0
                                            -----------    -----------
Profit on ordinary activities                  152.237        189.413
before taxation

Tax charge on ordinary     7                   (38.897)       (61.451)
activities
                                            -----------    -----------
Profit on ordinary activities after            113.340        127.962
taxation

Extraordinary item         8                   (57.339)       (37.882)

                                            -----------    -----------
Profit for the year                             56.001         90.080
                                            -----------    -----------
                                            -----------    -----------
STATEMENT OF RETAINED PROFITS

Retained profit brought forward                210.092        120.012
Profit for the year                             56.001         90.080
                                            -----------    -----------
Retained profit carried
forward                                        266.093        210.092
                                            -----------    ------------
                                            -----------    ------------

[LETTERHEAD]

PALMER & WEBB SYSTEMS B.V.                                                    5
--------------------------


BALANCE SHEET
as at 31 December 1996
-------------------------------------------------------------------------------

                                               1996                         1995
                            Notes         FL            FL          FL                FL
FIXED ASSETS

Tangible assets               9                     13.347                        26.761

CURRENT ASSETS

Stocks                       10        9.057                       367
Debtors                      11    1.688.632                 2.194.359
Cash at bank and in hand             786.335                   403.101
                                   ---------                 ---------

                                   2.484.024                 3.187.907

CREDITORS: Amounts falling
due within one year          12   (2.191.678)               (2.964.576)
                                   ---------                 ---------

Net current assets                                 292.346                       223.331
                                                   -------                       -------

Total assets less current
liabilities                                        306.093                       250.092
                                                   -------                       -------
                                                   -------                       -------

CAPITAL AND RESERVES

Called up share capital      13                     40.000                        40.000
Retained earnings                                  266.093                       210.092
                                                   -------                       -------
                                                   306.093                       250.092
                                                   -------                       -------
                                                   -------                       -------


    The financial statements on pages 4 to 10 were approved by the Board on 7 February 1997.



/s/ M.L. Schuurkes                                     /s/ T. Fortgens
-------------------------                             -------------------------
M.L. Schuurkes                                        T. Fortgens
Director                                              Director

[LETTERHEAD]

PALMER & WEBB SYSTEMS B.V.                                                    6



NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1996
-------------------------------------------------------------------------------

1.  ACCOUNTING POLICIES

    The following are the more important accounting policies adopted by the company:


    (a)  BASIS OF ACCOUNTING

    The financial statements are prepared under the historical cost convention and in accordance with applicable accounting standards.

    (b)  DEPRECIATION OF TANGIBLE FIXED ASSETS

    Fixed assets are stated at cost and all repairs are written off as incurred. Fixed assets are written down to their estimated residual values over their estimated useful lives.

    The estimated useful lives are as follows:

    Fixtures and fittings                      20%       straight line
    office equipment                      -    33 1/3%   straight line
    Computer equipment                    -    33 1/3%   straight line

    (c)  STOCKS

    Stocks are valued at the lower of cost and net realisable value.

    (d) FOREIGN CURRENCIES


    Foreign currency balances are converted into guilders at the rates ruling at the end of the accounting year.

    (e)  TURNOVER

    Turnover represents the total amount receivable by the company in respect of goods sold and services rendered to customers, excluding sales taxes and is attributable to the principal activities of the company. All turnover was supplied by customers in The Netherlands

    (f)  PENSION COSTS

    Pension Costs are charged to the profit and loss account in the year to which they relate, and any commitments are provided for.

[LETTERHEAD]


PALMER & WEBB SYSTEMS B.V.                                                 7
-------------------------


NOTES To THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1996(continued)

--------------------------------------------------------------------------------

                                             1996                  1995
                                              FL.                   FL.
2.   STAFF COSTS

     Wages and salaries                   878.401             1.042.031
     Social security costs                 39.048                24.174
     Other pension costs                   60.031                33.572
     Third party costs                    186.763               248.095
                                          -------               -------
                                        1.164.243             1.347.872
                                        ---------             ---------
                                        ---------             ---------
     The average number of employees
     was as follows during the year

     Sales                                      8                     9
     Administration                             3                     2
                                              ---                  ----
                                               11                    11
                                             ----                  ----
                                             ----                  ----

3.   OPERATING PROFIT                        1996                  1995
                                              FL.                   FL.

     The operating profits, stated
     after charging:

     Hire of plant and machinery           51.537                51.384
     Auditors' remuneration                 7.500                10.500
     Directors, emoluments as executives
     (note 4)                             217.497               146.010
     Depreciation of tangible fixed
     assets                                31.172                29.098

4.   DIRECTORS' REMUNERATION (EXCLUDING PENSION CONTRIBUTIONS)

     Highest paid director                217.497               146.010
                                          -------               -------
                                          -------               -------

     No other director received any
     remuneration

5.   OTHER INCOME

     Interest receivable                    8.811                 9.713
                                            -----                 -----
                                            -----                 -----

6.   INTEREST PAYABLE

     On bank loans and overdrafts               0                     0
     On tax liabilities                         0                     0
                                                -                     -
                                                0                     0
                                                -                     -
                                                -                     -

[LETTERHEAD]


PALMER & WEBB SYSTEMS B.V.                                                 8
--------------------------


NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1996 (continued)

-------------------------------------------------------------------------------

7.  TAX ON PROFIT ON ORDINARY ACTIVITIES

                                         1996                1995
                                           FL.                FL.
    Dutch Corporation tax               38.897              61.451
                                        ------              ------
                                        ------              ------

8.  EXTRAORDINARY ITEM


    The company has purchased her client base from Unisys Nederland NV at Amsterdam. In exchange of this transfer Palmer & Webb Systems bv have agreed upon the following payments to Unisys Nederland NV..

    - 20% of the pretax profit for a period of 5 years, over the years 1992 up to and including 1996 up to a maximum amount of Dfl. 1.250.000 in total.
    - a payment of 16% of shareholders equity as stated on the statutory balance of Palmer & Webb Systems BV ending book-year 1996

9.  TANGIBLE FIXED ASSETS

                           Fixtures and    Office          Computer
                             Fittings     Equipment        Equipment    Total
                               FL.           FL.             FL.          FL.
COST:

1 January 1996                 60.959        69.026          126.220    256.205
Additions                           0             0          118.159     18.159
Disposals                           0             0                0          0
                               ------       -------          -------    -------
31 December 1996               60.959        69.026          144.379    274.364
                               ------       -------          -------    -------
ACCUMULATED DEPRECIATION

1 January 1996                 48.768        68.119          112.557    229.444
Charge for the year            12.191           454           18.528     31.173
Disposals                           0             0                0          0
                               ------       -------          -------    -------
31 December 1996               60.959        68.573          131.085    260.617
                               ------       -------          -------    -------

Net book value
31 December 1996                    0           453           13.294     13.747
                               ------          ----           ------     ------
                               ------          ----           ------     ------

Net book value:                12.191           907           13.663     26.761
31 December 1995               ------           ---           ------     ------
                               ------           ---           ------     ------



10.  STOCKS                              1996              1995
                                         FL                FL

     Finished goods                     9.057               367

[LETTERHEAD]


PALMER & WEBB SYSTEMS B.V.                                                 9
--------------------------


NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1996 (continued)

---------------------------------------------------------------------


                                             1996            1995
                                              FL.             FL.
11.  DEBTORS

     Trade debtors                      1.636.853       2.646.372
     Other debtors                          8.996           5.412
     Prepayments                           42.783          42.575
                                        ---------       ---------
                                        1.688.632       2.694.359
                                        ---------       ---------
                                        ---------       ---------

12.  CREDITORS:
     amounts falling due within one year


     Trade creditors                    1.284.615       2.051.093
     Other taxes and social costs         200.176         316.138
     Accrued income                       126.700               0
     Inter company account                112.097         102.028
     Corporation tax                       66.640          41.451
     Other creditors                        3.750           7.789
     Accruals                             397.300         446.077
                                         --------       ---------
                                        2.191.678       2.694.576
                                        ---------       ---------
                                        ---------       ---------

[LETTERHEAD]

PALMER & WEBB SYSTEMS B.V.                                                   10
------------------------


NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1996(continued)

--------------------------------------------------------------------------------

13.  SHARE CAPITAL

                                       AUTHORISED         ALOTTED, ISSUED
                                                          AND FULLY PAID

                                1 January   31 December   1 January  31 December
                                   1996         1996         1996        1996

                                     FL.            FL.         FL.          FL.


     Ordinary shares of FL.
     10000 each                  200.000        200.000      40.000      40.000
                                 -------        -------      ------      ------
                                 -------        -------      ------      ------

14   CONTINGENT LIABILITIES

     The company has purchased her client base from Unisys Nederland N.V. at Amsterdam. In exchange of this transfer Palmer & Webb Systems BV have agreed upon the following payments to Unisys Nederland NV:

     - 20% of the pretax profit for a period of 5 years, over the years 1992 up to and including 1996 up to a maximum amount of Dfl. 1.250.000 in total.
     - a payment of 16% of shareholders equity as stated on the statutory balance of Palmer & Webb Systems BV ending book-year 1996.

     - Palmer & Webb Systems B.V. and Unisys Nederland NV at Amsterdam have decided to continue their VAR relationship on the Dutch market as per 1 April 1997 ("Effective Date) The present agreement will be in effect until 31 March 1997 on the same conditions as mentioned above.

15   UTLTIMATE HOLDING COMPANY

     The directors of the company regard is Palmer & Webb Systems International N.V., a company incorporated in Curacao (N.A.) as the holding company.

[LETTERHEAD]

PALMER & WEBB SYSTEMS B.V.                                                   11
--------------------------

TRADING AND PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 1996
--------------------------------------------------------------------------------

                                                      1996                               1995
                                          FL.          FL.                   FL            FL
TURNOVER                                         4.336.216                          5.683.216
COST OF SALES                                   (2.195.830)                        (3.337.982)
                                                -----------                        -----------
GROSS PROFIT                                     2.140.386                          2.345.234


ADMINISTRATIVE EXPENSES

Wages and salaries,                   876.801                         1.042.031
Social security cost                   39.048                            24.174
Third party costs                     188.363                           248.095
Rent and rates                         91.640                            90.044
Pension costs                          60.031                            33.572
Telephone                              30.786                            34.248
Printing, postage and stationery       32.576                            13.979
Auditors remuneration                   7.500                            10.500
Legal and professional                 22.859                            76.299
Insurance                               9.685                             7.214
Repairs and maintenance                17.714                            22.281
Training                               19.475                             5.464
Depreciation of office equipment          453                               454
Depreciation of fixtures & fittings    12.191                            12.192
Depreciation of computer equipment     18.528                            16.452
Hire of equipment                      51.537                            51.384
Entertaining                            2.430                             6.773
Subscriptions and donations             4.527                             4.834
Books and publications                  1.988                               707
Bank charges                            6.495                             7.702
Sundry expenses                        15.879                            12.952
Loss/(Profit) on exchange             (11.732)                          (24.987)
Management fee U.K                    226.000                           176.000
Management fee Holding company         76.000                            74.000
Profit on disposal of fixed assets          0                                 0
Bad Debts                                   0                            29.911
                                     --------                          --------
                                                  (1.80074)                        (1.976.275)
DISTRIBUTION COSTS

Travel and subsistence                 23.147                            25.577
Motor expenses                        160.928                           140.384
Advertising and promotion              12.111                            23.298
Freight and packing                         0                                 0
                                      -------                           -------

                                                  (196.186)                          (189.259)
                                                   -------                            -------

OPERATING PROFIT carried forward                   143.426                            179.700

[LETTERHEAD]

PALMER & WEBB SYSTEMS B.V.                                              12
--------------------------


TRADING AND PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 1996
--------------------------------------------------------------------------------
                                          1996           1995
                                             FL.            FL.

OPERATING PROFIT                         143.426        179.700
brought forward

OTHER INCOME
Bank interest receivable                   8.811          9.713


INTEREST PAYABLE
Bank interest payable             (  0)             0
On tax liabilities                (  0)             0
                                   ----             -

                                              0              0

PROFIT ON ORDINARY ACTIVITIES
BEFORE TAXATION                          152.237        189.413
                                         -------        -------
                                         -------        -------

[LETTERHEAD]









                           PALMER & WEBB SYSTEMS B.V.

                              DIRECTORS' REPORT AND
                              FINANCIAL STATEMENTS

                       FOR THE YEAR ENDED 31 DECEMBER 1995








Company Number 194.245

[LETTERHEAD]

PALMER & WEBB SYSTEMS B.V.                                                    1
--------------------------


Directors

R.H.W. Webb
M.L. Schuurkes
T. Fortgens


Commissarissen:

J.C.C. Palmer
F.W.J.J. Kaalen


DIRECTORS' REPORT
FOR THE YEAR ENDED 31 DECEMBER 1995

--------------------------------------------------------------------------------

The directors submit their report together with the audited financial statements of the company for the year ended 31 December 1995.

PRINCIPAL ACTIVITIES

The principal activities of the company are that of the sale of automation products and services.

REVIEW OF THE BUSINESS

The company has achieved results more in line with expectation during the year and the directors remain confident that continued growth with occur in the years to come.

RESULTS AND DIVIDENDS

The profit for the year after taxation amounted to FL. 90.080 In accordance with the articles of association, the profit after taxation was added to the retained earnings.

[LETTERHEAD]


PALMER & WEBB SYSTEMS B.V.                                                    2
--------------------------


DIRECTORS' REPORT
FOR THE YEAR ENDED 31 DECEMBER 1995 (continued)

--------------------------------------------------------------------------------

DIRECTORS

There were no changes in the year and none of the directors have any interest in the share capital of the company.


AUDITORS

In accordance with Chapter 9 of Book 2 of the Dutch Civil Code, a resolution proposing that Van Doesburg & Partners be re-appointed as auditors of the company will be put to the Annual General Meeting.



This report was approved by the Board on 2 April 1996.







/s/ ILLEGIBLE                           /s/ ILLEGIBLE
-------------------------               -------------------------
M.L. Schuurkes                          T. Fortgens
Director                                Director

[LETTERHEAD]

PALMER & WEBB SYSTEMS B.V.                                                     3
--------------------------






AUDITORS' REPORT
TO THE MEMBERS OF PALMER & WEBB SYSTEMS B.V.


We have audited the 1995 financial statements of Palmer & Webb Systems B.V. at Rotterdam. These financial statements are the responsibility of the entitiy's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auding standards generally accepted in the Netherlands. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements give a true and fair view of the financial position of the company as of 31 December 1995 and of the result for the year then ended in accordance with accounting principles generally accepted in the Netherlands and comply with the financial reporting requirements included in Part 9, Book 2 of the Netherlands Civil Code.

Rotterdam, 2 April 1996




/s/ ILLEGIBLE
------------------------
Van Doesburg & Partners
J.C.J. van Doesburg, RA

[LETTERHEAD]


PALMER & WEBB SYSTEMS B.V.                                                     4
--------------------------


PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 1995
--------------------------------------------------------------------------------


                                                  1995           1994
                                  Notes             FL             FL


Turnover                            1        5.683.216      6.039.768

Cost of sales                               (3.337.982)    (3.613.265)
                                            -----------    -----------
Gross profit                                 2.345.234      2.426.503

Administrative expenses                     (1.976.275)    (2.177.388)
Distribution costs                            (189.259)      (228.248)
                                            -----------    -----------

Operating profit                    3          179.700         20.867

Other income                        5            9.713          4.554

Interest Payable                    6                0         (4.245)
                                            ----------    -----------
Profit on ordinary activities                  189.413         21.176
before taxation

Tax charge on ordinary              7          (61.451)        (9.640)
activities
                                            ----------    -----------
Profit on ordinary activities                  127.962         11.536
after taxation

Extraordinary item                  8          (37.882)        (4.235)
                                            ----------    -----------

Profit for the year                             90.080          7.301
                                            ----------    -----------
                                            ----------    -----------

STATEMENT OF RETAINED PROFITS

Retained profit brought                        120.012        112.711
forward
Profit for the year                             90.080          7.301
                                            ----------    -----------
Retained profit carried
forward                                        210.092        120.012
                                            ----------    -----------
                                            ----------    -----------

[LETTERHEAD]


PALMER & WEBB SYSTEMS B.V.                                                     5
--------------------------


BALANCE SHEET
as at 31 December 1995
--------------------------------------------------------------------------------


                                               1995                   1994

                             Notes          FL        FL           FL        FL
FIXED ASSETS

Tangible assets                9                  26.761                 50.937

CURRENT ASSETS

Stocks                        10           367                  4.612
Debtors                       11     2.694.359              1.724.969
Cash at bank and in hand               493.181                398.777
                                     ---------              ---------
                                     3.187.907              2.128.358
CREDITORS: Amounts falling
due within one year           12    (2.964.576)            (2.019.283)
                                    -----------            -----------
Net current assets                               223.331                109.075
                                                 -------                -------
Total assets less current
liabilities                                      250.092                160.012
                                                 -------                -------
                                                 -------                -------

CAPITAL AND RESERVES

Called up share capital       13                  40.000                 40.000
Retained earnings                                210.092                120.012
                                                 -------                -------
                                                 250.092                160.012
                                                 -------                -------
                                                 -------                -------

The financial statements on pages 4 to 10 were approved by the Board on 2 April 1996.



/s/ M.L. Shuurkes                  /s/ T. Fortgens
-----------------                  ---------------
M.L. Shuurkes                      T. Fortgens
Director                           Director

[LETTERHEAD]



PALMER & WEBB SYSTEMS B.V.                                                     6
--------------------------



NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1995
--------------------------------------------------------------------------------


1.   ACCOUNTING POLICIES

     The following are the more important accounting policies adopted by the company:

     (a)  BASIS OF ACCOUNTING

     The financial statements are prepared under the historical cost convention and in accordance with applicable accounting standards.

     (b)  DEPRECIATION OF TANGIBLE FIXED ASSETS

     Fixed assets are stated at cost and all repairs are written off as incurred. Fixed assets are written down to their estimated residual values over their estimated useful lives.

     The estimated useful lives are as follows:

     Fixtures and fittings  -    20%       straight line
     Office equipment       -    33 1/3%   straight line
     Computer equipment     -    33 1/3%   straight line

     (c)  STOCKS

     Stocks are valued at the lower of cost and net realisable value.

     (d)  FOREIGN CURRENCIES

     Foreign currency balances are converted into gilders at the rates ruling at the end of the accounting year.

     (e)  TURNOVER

     Turnover represents the total amount receivable by the company in respect of goods sold and services rendered to customers, excluding sales taxes and is attributable to the principal activities of the company. All turnover was supplied to customers in The Netherlands

     (f)  PENSION COSTS

     Pension Costs are charged to the profit and loss account in the year in which they relate, and any commitments are provided for.

[LETTERHEAD]


PALMER & WEBB SYSTEMS B.V.                                                    7
--------------------------


NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1995 (continued)
--------------------------------------------------------------------------------

                                                         1995            1994
                                                          FL.             FL.
2.   STAFF COSTS

     Wages and salaries                             1.042.031      1.202.605
     Social security costs                             24.174         20.727
     Other pension costs                               33.572         59.174
     Third party costs                                248.095        210.138
                                                    ---------      ---------
                                                    1.347.872      1.492.644
                                                    ---------      ---------
                                                    ---------      ---------

     The average number of employees was as
     follows during the year

     Sales                                                  9             10
     Administration                                         2              3
                                                          ---            ---
                                                           11             13
                                                          ---            ---
                                                          ---            ---

3.   OPERATING PROFIT                                    1995           1994
                                                          FL.            FL.

     The operating profit is stated after charging:

     Hire of plant and machinery                       51.384         51.384
     Auditors' remuneration                            10.500         10.000
     Directors' emoluments as executives (note 4)     146.010        122.872
     Depreciation of tangible fixed assets             29.098         75.634

4.   DIRECTORS' REMUNERATION (excluding pension contributions)

     Highest paid director                            146.010        122.872
                                                      -------        -------
                                                      -------        -------
     No other director received any remuneration

5.   OTHER INCOME

     Interest receivable                                9.713          4.554
                                                        -----          -----
                                                        -----          -----

6.   INTEREST PAYABLE

     On bank loans and overdrafts                           0            399
     On tax liabilities                                     0          3.846
                                                            -          -----
                                                            0          4.245
                                                            -          -----

[LETTERHEAD]


PALMER & WEBB SYSTEMS B.V.                                                    8
--------------------------


NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1995(continued)
-------------------------------------------------------------------------------

7.   TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                         1995           1994
                                                          FL.            FL.
     Dutch Corporation tax                             61.451          9.640
                                                       ------          -----
                                                       ------          -----

8.   EXTRAORDINARY ITEM

     The company is liable to pay for the first five years of its existence 20% of its pre-tax profits to Unisys Nederland N.V. as consideration to that company for the customers that it transferred to Palmer & Webb Systems B.V. at its incorporation..

9.   TANGIBLE FIXED ASSETS

                                 Fixtures and   Office     Computer
                                   Fittings    Equipment   Equipment     Total
                                      FL.         FL.         FL.         FL.

Cost:

1 January 1995                         60.959     67.665     122.659   251.283
Additions                                   0      1.361       3.561     4.922
Disposals                                   0          0           0         0
31 December 1995                       ------     ------     -------   -------
                                       60.959     69.026     126.220   256.205
                                       ------     ------     -------   -------

Accumulated depreciation

1 January 1995                         36.576     67.665      96.105   200.346
Charge for the year                    12.192        454      16.452    29.098
Disposals                                   0          0           0         0
                                       ------     ------     -------   -------
31 December 1995                       48.768     68.119     112.557   229.444
                                       ------     ------     -------   -------
Net book value
31 December 1995                       12.191        907      13.663    26.761
                                       ------     ------     -------    ------
                                       ------     ------     -------    ------

Net book value:                        24.383          0      26.554    50.937
31 December 1994                       ------     ------      ------    ------
                                       ------     ------      ------    ------

10.  STOCKS

                                                         1995           1994
                                                          FL.            FL.

     Finished goods                                       367          4.612
                                                    ---------      ---------
                                                    ---------      ---------

[LETTERHEAD]


PALMER & WEBB SYSTEMS B.V.                                                    9
--------------------------


NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1995 (continued)
-------------------------------------------------------------------------------

                                                         1995           1994
                                                          FL.            FL.
11.  DEBTORS

     Trade debtors                                  2.646.372      1.613.423
     Other debtors                                      5.412         42.280
     Prepayments                                       42.575         69.266
                                                    ---------      ---------
                                                    2.694.359      1.724.969
                                                    ---------      ---------
                                                    ---------      ---------

12.  CREDITORS:
     amounts falling due within one year

     Trade creditors                                 2.051093      1.407.292
     Other taxes and social security                  316.138        168.570
     costs
     Inter company account                            102.028         67.000
     Corporation tax                                   41.451          9.640
     Other creditors                                    7.789            476
     Accruals                                         446.077        366.305
                                                    ---------      ---------
                                                    2.964.576      2.019.283
                                                    ---------      ---------
                                                    ---------      ---------

[LETTERHEAD]

PALMER & WEBB SYSTEMS B.V.                                               10
--------------------------



NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1995(continued)
---------------------------------------------------------------------------

13.  SHARE CAPITAL


                                                    AUTHORISED               ALOTTED, ISSUED
                                                                             AND FULLY PAID

                                                1 January  31 December     1 January  31 December
                                                   1995        1995           1995        1995

                                                      FL.          FL.           FL.          FL.

     Ordinary shares of FL. 1000
     each                                        200.000      200.000         40.000       40.000
                                                 -------      -------         ------       ------
                                                 -------      -------         ------       ------


14   CONTINGENT LIABILITIES

     The company has purchased her client base from Unisys Nederland N.V. at Amsterdam. In exchange of this transfer Palmer & Webb Systems BV have agreed upon the following payments to Unisys Nederland NV:

     - 20% of the pretax profit for a period of 5 years, over the years 1992 up to and including 1996 up to a maximum amount of Dfl. 1.250.000 in total.
     - a payment of 16% of shareholders equity as stated on the statutory balance of Palmer & Webb Systems BV ending book-year 1996.



15   ULTIMATE HOLDING COMPANY

     The directors of the company regard is Palmer & Webb Systems
     International N.V., a company incorporated in Curacao (N.A.) as the holding company.

[LETTERHEAD]

PALMER & WEBB SYSTEMS B.V.                                               11
--------------------------

TRADING AND PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 1995
---------------------------------------------------------------------------


                                                                   1995                     1994
                                                        FL.         FL.           FL          FL

         TURNOVER                                             5.683.216                 6.039.768

         COST OF SALES                                       (3.337.982)               (3.613.265)
                                                             ----------                ----------
         GROSS PROFIT                                         2.345.234                 2.426.503

         ADMINISTRATIVE EXPENSES

         Wages and salaries                      1.042.031                1.202.605
         Social security costs                      24.174                   20.727
         Third party costs                         248.095                  210.138
         Rent and rates                             90.044                  110.586
         Pension costs                              33.572                   59.174
         Telephone                                  34.248                   33.701
         Printing, postage and stationery           13.979                   10.547
         Auditor's remuneration                     10.500                    8.500
         Legal and professional                     76.299                  121.584
         Insurance                                   7.214                    7.168
         Repairs and maintenance                    22.281                   43.181
         Training                                    5.464                    6.832
         Depreciation of office equipment              454                   22.555
         Depreciation of fixtures & fittings        12.192                   12.192
         Depreciation of computer equipment         16.452                   40.887
         Hire of equipment                          51.384                   51.384
         Entertaining                                6.773                    1.756
         Subscriptions and donations                 4.834                      604
         Books and publications                        707                      663
         Bank charges                                7.702                    5.775
         Sundry expenses                            12.952                    7.325
         Loss/(Profit) on exchange                 (24.987)                  (9.193)
         Management fee U.K                        176.000                  126.000
         Management fee Holding company             74.000                   84.000
         Profit on disposal of fixed assets              0                   (1.303)
         Bad Debts                                  29.911                        0
                                                  --------                  -------
                                                             (1.976.275)               (2.177.388)
         DISTRIBUTION COSTS

         Travel and subsistence                     25.577                   40.224
         Motor expenses                            140.384                  159.705
         Advertising and promotion                  23.298                   28.081
         Freight and packing                             0                      238
                                                  --------                  -------
                                                               (189.259)                 (228.248)
                                                               ---------                 ---------
         OPERATING PROFIT carried forward                       179.700                    20.867

[LETTERHEAD]

PALMER & WEBB SYSTEMS B.V.                                               12
--------------------------


TRADING AND PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 1995
---------------------------------------------------------------------------

                                                                   1995                  1994
                                                                    FL.                   FL.
         OPERATING PROFIT                                       179.700                20.867
         brought forward

         OTHER INCOME
         Bank interest receivable                                 9.713                 4.554


         INTEREST PAYABLE
         Bank interest payable                        ( 0)                  (  399)
         On tax liabilities                           ( 0)                  (3.846)
                                                      ----                  -------
                                                                     (0)               (4.245)
                                                                 -------               -------
         PROFIT ON ORDINARY ACTIVITIES
         BEFORE TAXATION                                        189.413                21.176
                                                                 -------               ------
                                                                 -------               ------


                        ZITEL CORPORATION

       UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The pro forma unaudited balance sheet as of March 31, 1997 gives effect to the acquisition of Datametrics, Palmer & Webb Ltd. and Palmer & Webb B.V. (the Palmer & Webb companies), by Zitel Corporation ("Zitel"), as if the acquisition had occurred on March 31, 1997. The pro forma unaudited combined balance sheet is based on the balance sheet of Zitel, as of March 31, 1997 and on the balance sheet of Datametrics, and the Palmer & Webb companies as of that date.

The Palmer & Webb companies and Datametrics were acquired by Zitel, as part of one simultaneous transaction. While the Palmer & Webb companies have common ownership, there is no common ownership between Datametrics and the Palmer & Webb companies. There are, however, agreements between the companies for the sale of the Datametric's product by the Palmer & Webb companies.

The pro forma unaudited combined statements of operations for the year ended September 30, 1996 and the six months ended March 31, 1997 give effect to the transaction as though it had occurred on October 1, 1995 and on October 1, 1996, respectively. The pro forma unaudited combined statements of operations, for the year ended September 30, 1996, are based on historical audited financial statements of operations of Zitel, for its year ended September 30, 1996 and Datametrics, Palmer & Webb companies, for their year's ended December 31, 1996. The pro forma unaudited results for the six month period ended March 31, 1997, are based on the historical financial statements of operations of Zitel, and Datametrics, Palmer & Webb Ltd. and Palmer & Webb B.V. for the six months ended March 31, 1997.

The pro forma combined financial statements give effect to the acquisition transaction using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the pro forma combined financial statements.

The pro forma statements may not be indicative of the results that would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma statements should be read in conjunction with the consolidated financial statements of Zitel, and the financial statements of the acquired companies.

NOTE 1 - PURCHASE PRICE

     The purchase price of the acquisition of Datametrics and the Palmer & Webb Companies is computed as follows:

                                        Palmer & Webb
                             Datametrics  Companies      Total
                             -----------  ---------      -----
   Common stock to be issued       -     $1,200,000  $ 1,200,000
   Cash                      $9,262,000   1,800,000   11,062,000
   Direct transaction costs     228,000     272,000      500,000
                             ----------  ----------  -----------
   Total                     $9,490,000  $3,272,000  $12,762,000
                             ----------  ----------  -----------
                             ----------  ----------  -----------
   The purchase price is expected to be allocated as follows:

                                        Palmer & Webb
                             Datametrics  Companies      Total
                             -----------  ---------      -----
   Current assets            $1,918,000  $2,228,000  $ 4,146,000
   Liabilities assumed       (1,733,000) (2,095,000)  (3,828,000)
   Equipment and other          214,000     529,000      743,000
   In-process technology      5,016,000   1,584,000    6,600,000
   Existing technology        1,424,000     450,000    1,874,000
   Other intangibles            752,000     237,000      989,000
   Goodwill                   1,830,000     408,000    2,238,000
                             ----------  ----------  -----------
   Total                     $9,421,000  $3,341,000  $12,762,000
                             ----------  ----------  -----------
                             ----------  ----------  -----------

     The allocation of the purchase price among identifiable intangible assets was based on a preliminary independent appraisal of the fair value of those assets. Such appraisal allocated $6.6 million to purchased in-process research and development. The $6.6 million will be expensed in the second calendar quarter upon closing, net of the $1.8 million tax effect, as the technology has not yet reached technological feasibility and does not have alternative future uses. The unaudited pro forma combined statements of operations do not include this one-time charge for purchased in-process technology as it represents a material nonrecurring charge which is in accordance with the rules for the preparation of pro forma financial statements.

     In order to finance the acquisitions, Zitel, raised $25 million of convertible debentures through a private placement. For purposes of the unaudited pro forma financial statements, only $11.8 million is being reflected as a pro forma adjustment, and only a pro rata portion of the financing costs are being capitalized. The additional funds raised were not used for the purposes of this acquisition and are therefore not reflected on the pro forma financial statements.

     The acquisition of Datametrics involved the purchase of assets and the assumption of liabilities and the acquisition of the Palmer & Webb companies involved the acquisition of stock for the B.V. entity and the purchase of assets and assumption of liabilities for the Limited entity. Accordingly, for tax purposes, Datametrics' and the Palmer & Webb Ltd.'s tax and book bases in the acquisition are the same and the Palmer & Webb B.V.'s tax and book bases are different as no effect is given for the acquisition costs other than for deferred taxes on the acquired tangible and intangible products. Prior to the acquisition, Datametrics was a Subchapter S company, therefore, this tax status was taken into consideration for pro forma tax adjustment purposes.

NOTE 2 - PRO FORMA ADJUSTMENTS

The following adjustments are incorporated in the pro forma combined balance sheet as of March 31, 1997:

1.  Reflects the allocation of purchase price to existing technology

2.  Reflects the allocation of goodwill

3. Reflects the elimination of the common stock and retained earnings of Datametrics and the Palmer & Webb companies

4.  Reflects a one-time charge for purchased in-process technology

5. Reflects the issuance of Zitel shares and debentures to effect the transaction, as well as the capitalization of the related financing costs

6. Reflects the accrual of deferred income taxes on purchased intangible products

7. Reflects the write-off of the capitalized software costs to purchased technology and other intangibles

8.  Reflects the accrual of the direct transaction costs

9. Reflects the adjustment of deferred revenue and the accrual for future warranty and maintenance costs associated with the acquired customer base

10. Reflect the elimination of intercompany receivables and payables between Datametrics and the Palmer & Webb companies

The following adjustments are incorporated in the pro forma combined income statements:

                            Six Months Ended      Year Ended
                             March 31, 1997   September 30, 1996
                            ----------------  ------------------

A.  Elimination of
    intercompany sales        $ 981,000           $1,251,000

A1. Elimination of
    intercompany cost
    of sales                  $ 981,000           $1,251,000

A2. Elimination of
    intercompany
    administrative expenses   $  16,000               ----

B.  Reflects the interest
    expense related to the
    debentures                $ 300,000           $  600,000

C.  Reflects the amortization
    of the capitalized
    financing costs           $ 140,000           $  280,000

D.  Reflects the amortization
    of the goodwill           $  78,000           $  156,000

E.  Reflects the amortization
    of the purchased
    technology                $ 313,000           $  625,000

F.  Reflects the amortization
    of the other intangibles  $  49,000           $   99,000

G.  Reflects the amortization
    of the legal and
    accounting fees           $  50,000           $  100,000

H.  Reflects the effect of
    the adjustments on income
    tax expense                $ 199,000          $  555,000

I.  Reflects the issuance of
    Zitel shares of common
    stock to effect the
    transaction                   60,000              60,000

Zitel Corporation Pro Forma Combined Balance Sheet
        (in thousands - unaudited)
             March 31, 1997

                                                             Palmer &   Palmer &  Pro Forma    Pro Forma
                                        Zitel   Datametrics  Webb Ltd.  Webb BV  Adjustments   Combined
                                       -------  -----------  ---------  -------  -----------   --------
Assets
Current Assets:
  Cash and cash equivalents              7,410        533        (70)     250                    8,123
  Short-term investments
  Accounts receivable                    3,331      1,384      1,585      436       (414) (10)   6,322
  Inventories                            3,532                   192        5                    3,729
  Deferred and refundable taxes          3,619                                      (170) (6)    5,305
                                                                                    1856  (4)
  Other current assets                     739          1                                          740
                                       -------     ------     ------     ----     ------       -------
  Total current assets                  18,631      1,918      1,707      691      1,272        24,219

  Fixed assets                           2,556        214        525        4                    3,299
  Other assets                           7,242      1,619                            700  (5)    7,942
                                                                                  (1,619) (7)
  Purchased technology                                                             1,874  (1)    1,874
  Goodwill and other intangibles                                                   3,228  (2)    3,228
                                       -------     ------     ------     ----     ------       -------
  Total assets                         $28,429     $3,751     $2,232     $695     $5,455       $40,562
                                       =======     ======     ======     ====     ======       =======
Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                       1,334        146      1,409      584        500  (8)    3,559
                                                                                    (414) (10)
  Accrued liabilities                    1,607        368                                        1,975
  Note payable                                                                                       0
  Deferred revenue                                  1,830                         (1,830) (9)        0
  Warranty and maintenance                                                         1,200  (9)    1,200
                                       -------     ------     ------     ----     ------       -------
  Total current liabilities              2,941      2,344      1,409      584       (544)        6,734
  Other long-term liabilities                          19        103                               122
  Debentures                                                                      11,762  (5)   11,762
                                       -------     ------     ------     ----     ------       -------
  Total liabilities                      2,941      2,363      1,512      584     11,218        18,618
Shareholders' equity:
  Common stock                          21,604          6        185       21      1,200  (5)   22,804
                                                                                    (212) (3)
  Retained earnings                      3,884      1,382        535       90     (2,007) (3)     (860)
                                                                                  (4,744) (4)
                                       -------     ------     ------     ----     ------       -------
  Total shareholders' equity            25,488      1,388        720      111     (5,763)       21,944
                                       -------     ------     ------     ----     ------       -------
  Total liabilities and
     shareholders' equity              $28,429     $3,751     $2,232     $695     $5,455       $40,562
                                       =======     ======     ======     ====     ======       =======

           Zitel Corporation
Pro Forma Combined Statement of Operations
     Year Ended September 30, 1996
       (in thousands - unaudited)

                                                             Palmer &   Palmer &  Pro Forma       Pro Forma
                                        Zitel   Datametrics  Webb Ltd.  Webb BV  Adjustments       Combined
                                       -------  -----------  ---------  -------  -----------       --------
Net sales                               $8,593    $8,205     $3,473    $2,602    ($1,251) (A)     $21,622
Royalty revenue                         14,473                                                     14,473
                                        ------    -----      ------    ------     ------          -------
Total revenue                           23,066     8,205      3,473     2,602     (1,251)          36,095

Cost of goods sold                       6,630     4,547      1,862     1,417     (1,251) (A1)     13,205
Research & development expenses          6,551       291                                            6,842
Selling, general & administrative
   expenses                              8,002     3,272      1,696     1,081        100  (G)      15,031
                                                                                      99  (F)
                                                                                     156  (D)
                                                                                     625  (E)
                                        ------    -----      ------    ------     ------          -------
Operating income (loss)                  1,883        95        (85)      104       (980)           1,017

Interest & other expense                    25         5         15                  280  (C)         925
                                                                                     600  (B)
Interest & other income                 (4,670)      (48)      (142)       (5)                     (4,865)
                                        ------    -----      ------    ------     ------          -------
Income(loss) before income taxes         6,528       138         42       109     (1,860)           4,957
Provision(benefit) for income taxes      2,479                   19        23       (555) (H)       1,966
Other & extraordinary item                                       28        34                          62
                                        ------    -----      ------    ------     ------          -------

Net income(loss)                        $4,049      $138        ($5)      $52    ($1,305)          $2,929
                                        ======    ======     ======    ======     ======          =======

Net income per share                     $0.26                                                      $0.19
                                        ======                                                    =======

Weighted average shares outstanding     15,626                                            (I)      15,686
                                        ======                                                    =======

           Zitel Corporation
Pro Forma Combined Statement of Operations
     Six Months Ended March 31, 1997
       (in thousands - unaudited)

                                                               Palmer &   Palmer &  Pro Forma    Pro Forma
                                           Zitel   Datametrics Webb Ltd.  Webb BV  Adjustments    Combined
                                          -------  -----------  ---------  -------  -----------    --------
Net sales                                  $4,842    $4,753     $2,127    $1,191      ($981) (A)  $11,932
Royalty revenue                             3,514                                                   3,514
                                           ------    ------     ------    ------     ------       -------
Total revenue                               8,356     4,753      2,127     1,191       (981)       15,446
Cost of goods sold                          4,536     1,830        880       559       (981) (A1)   6,824
Research & development expenses             3,235     1,017                                         4,252
Selling, general & administrative expenses  5,498     1,873      1,032       629         50  (G)    9,506
                                                                                         49  (F)
                                                                                         78  (D)
                                                                                        313  (E)
                                                                                        (16) (A2)
                                           ------    ------     ------    ------     ------       -------
Operating income (loss)                    (4,913)       33        215         3       (474)       (5,136)

Interest & other expense                                 (6)                            140  (C)      434
                                                                                        300  (B)
Interest & other income                    (1,035)       (3)                                       (1,038)
                                           ------    ------     ------    ------     ------       -------
Income(loss) before income taxes           (3,878)       42        215         3       (914)       (4,532)
Provision(benefit) for income taxes        (1,396)                                     (199) (H)   (1,595)
Other & extraordinary item                                                    38                       38
                                           ------    ------     ------    ------     ------       -------

Net income(loss)                          ($2,482)      $42       $215      ($35)     ($715)      ($2,975)
                                           ======    ======     ======    ======     ======       =======

Net loss per share                         ($0.16)                                                 ($0.19)
                                           ======                                                 =======

Weighted average shares outstanding        15,234                                            (I)   15,294
                                           ======                                                 =======